Exhibit 10.7

CONTRACT NUMBER: PHX-11/14/05-BA-01

TRX, INC.

AMENDED AND RESTATED AGREEMENT

FOR THE PROVISION OF SERVICES

WITH

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

DATED DECEMBER 1, 2005

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TRX, INC.

AMENDED AND RESTATED AGREEMENT

FOR THE PROVISION OF SERVICES WITH

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

This Amended and Restated Agreement is made and entered as of the 1st day of December, 2005 (the “Effective Date”) by and between TRX, Inc., a Georgia corporation with offices located at 6 West Druid Hills Drive, Atlanta, GA 30329 (“TRX”), and American Express Travel Related Services Company, Inc., a New York corporation with offices located at Three World Financial Center, 200 Vesey Street, New York, New York 10285 (“AMEX”).

BACKGROUND

A.	On July 24, 2000, Travel Technologies Group, L.P., a Georgia limited partnership and subsidiary of TRX (“TTG”) and AMEX entered into a Service Bureau Agreement (the “Original Agreement”) for the provision of travel-related services then described as “EnCoRRe” to AMEX. On March 9, 2001, TTG and AMEX amended the Original Agreement with Addendum A to add email functionality to EnCoRRe.

B.	TRX Technology Services, L.P., a Georgia limited partnership formerly known as Travel Technologies Group, L.P. (“TTS”), and AMEX executed Amendment #1 to the Original Agreement on July 15, 2002, adding “AE Lite” (as defined therein) and changing the payment terms to a prepay model.

C.	TTS and AMEX executed Amendment #2 on June 10, 2003, among other things, extending the term of the Original Agreement, revising the pricing for EnCoRRe, adding AMEX’s use of a customized service called “AE Interactive” as well as “SmartAlert” (as defined therein) and authorizing AMEX to distribute “RESX Services” (as defined therein).

D.	On July 1, 2004, TRX Data Services, Inc., a Virginia corporation and subsidiary of TRX, entered into a Service Agreement with AMEX for DATATRAX services. The parties intend, and hereby acknowledge and agree, that the Service Agreement remains in force and is unaffected by this Agreement.

E.	On March 22, 2005 TTS and AMEX executed Amendment #3, which among other things, allowed AMEX’s international operations to utilize private label versions of CORREX and provided for minimum pricing for CORREX.

F.	TRX and AMEX now wish to further expand their relationship by (i) adding TRANXACT, an outsourced service offering; (ii) adding Workflow Manager, a service provided in ASP format, both of which are offered by TRX Fulfillment Services, LLC, a Georgia limited liability company and subsidiary of TRX; (iii) revising the pricing structure for CORREX, the successor product to EnCoRRe; (iv) eliminating AE Lite and AE Interactive; (v) continuing with the existing RESX, SmartAlert and CORREX Mail relationship; and (vi) giving AMEX the right to use the Services worldwide.

G.	In light of the significant differences between the nature and scope of the Original Agreement, as amended, and the broad relationship across multiple TRX entities contemplated hereunder, the parties hereby agree to supersede the Original Agreement and all amendments thereto.

H.	TTS, TRX and AMEX hereby agree that TRX, Inc. shall be the signatory to this Agreement instead of any of its subsidiaries.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. DEFINITIONS.

The terms defined in this Section 1 shall include the plural as well as the singular. Other capitalized terms used in this Agreement and not defined in this Section 1 shall have the meanings ascribed to such terms elsewhere in this Agreement. Some lower case terms that appear throughout this Agreement also appear in this Section 1 and elsewhere in this Agreement as capitalized terms. Only when such terms appear as capitalized terms shall such terms have the meanings ascribed to such capitalized terms in this Agreement.

a. “Affiliate” means an entity controlled by, controlling, or under common control with either party, where “control” means ownership of at least fifty percent (50%) of the equity interest.

b. “Affiliated Travel Agencies” means franchisees, licensees or other travel agencies to which AMEX provides services, products, or AMEX’s Confidential Information, but excluding those agencies whose only relationship to AMEX is the acceptance of AMEX’s credit card for payment.

c. “Agreement” means this Amended and Restated Agreement for the Provisions of Services and all related Attachments, Exhibits, Schedules and fully executed work orders.

d. “AMEX Competitor” means (a) any legal entity that is engaged in the business of providing (i) travel agencies, (ii) banks, or (iii) credit, charge or debit card services including but not limited to [*]; or (b) any Affiliate thereof.

e. “AMEX Data” means all data and information relating to AMEX, AMEX Affiliates, Representatives, Affiliated Travel Agencies and Joint Venture Partners and their respective clients, client travelers, Customers and users that are generated, received, transmitted, used or stored in connection with the provision of the CORREX Services provided by or on behalf of TRX hereunder or otherwise.

f. “AMEX Intellectual Property” shall have the meaning set forth in Section 2(e) (AMEX Ownership).

g. “AMEX-Specific Routines” means AMEX-specific Routines created by TRX at the request of AMEX for use in the CORREX Services.

h. “Confidential Information” means nonpublic proprietary information other than Trade Secrets, of value to its owner, and any data or information defined as a Trade Secret but which is determined by a court of competent jurisdiction not to be trade secret under applicable law.

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i. “Customer” means entities that contract directly with AMEX (or an AMEX Affiliate, Representative, Joint Venture Partner or Affiliated Agency) to receive any of the RESX Services.

j. “Customer Data” means any personal identifier information (e.g., names, addresses, accounts numbers, social security numbers, credit card numbers), customer profile data, credit card data, traveler data, page views, number of page views, clickstreams, information about user activity, and summaries thereof, generated, developed or created by the interaction and use of users of the Services, and all other information about the user(s) of the Services that is provided directly by a Customer, or that is generated by a AMEX’s use or provision of the Services. Customer Data includes both personally identifiable and de-identifiable information (e.g., compilation of data in statistical reports) and shall be deemed part of AMEX’s Proprietary Information for purposes of this Agreement.

k. “Dispute” shall have the meaning set forth in Section 11 (Dispute Resolution).

l. “First Pass Yield Percentage” means that percentage of all AMEX Business Travel Interactive operations PNRs processed monthly that result in successful completion of PNR documentation, quality control procedures and ticketing without human intervention the first time Processed by the CORREX Services (or the comparable services provided by AMEX’s prior service provider, as applicable) completes PNR processing.

m. “GDS” means a computer system or network used to check and make travel-related reservations. For the avoidance of doubt, “GDS” means Apollo/Galileo, Sabre, Worldspan and Amadeus and does not include any online booking tools.

n. “Intellectual Property Rights” means any and all now known or hereafter known tangible and intangible worldwide patents, copyrights, moral rights, trademarks, Trade Secrets, Confidential Information or other intellectual property rights, whether arising by operation of law, contract, license, or otherwise, and all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in the foregoing).

o. “JOC Representative” shall have the meaning set forth in Section 10 (Joint Oversight Committee).

p. “Joint Venture Partners” means travel agencies in which AMEX holds a minority interest.

q. “Management Representative” shall have the meaning set forth in Section 10 (Joint Oversight Committee).

r. “Marks” means all proprietary trademarks, service marks, trade names, logos, and symbols used to denote either party’s products and services.

s. “PNR” means passenger name record.

t. “Process” means CORREX Services decipher a PNR or database record on queue or display a PNR locator or database record off-queue with the intent to execute a CORREX Service Routine or CORREX Service module.

u. “Productivity Threshold” means that the CORREX Services meet the AMEX-required threshold of at least [*] increased productivity, as determined by

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cumulative annual improvement based on the following four metrics: (i) reduction in PNR processing frequency as measured by the overall percentage reduction in the number of times a unique PNR is processed by CORREX year over year; (ii) standardization of automation Routines as measured by the percentage reduction year over year of the total number of AMEX-Specific Routines housed by CORREX for processing of AMEX PNRs; (iii) reduction in development times for AMEX-Specific Routines that are accepted by AMEX pursuant to Section 3 (Acceptance), year over year, as measured by the reduction in average turnaround times compared (A) initially, to those average turnaround times for Routines developed under the Original Agreement, as amended, and (B) after the first anniversary of the Effective Date, to those average turnaround times for Routines developed hereunder; and (iv) increased use of automated processes as measured by the increase in AMEX’s “touchless” PNR percentage year over year. “Touchless” PNRs are those PNRs processed without having failed any agent–error CORREX quality control checks through pre-ticketing.

v. “Proprietary Information” means, collectively and without regard to form, (i) any third-party information that either party has agreed to treat as confidential, (ii) information regulated by state or federal law concerning disclosure or use, (iii) Confidential Information, and (iv) Trade Secrets.

w. “Representatives” means travel agencies that have signed a franchise or license agreement with AMEX.

x. “Routine” means a program created by TRX proprietary scripting language used in CORREX Services that has pre-defined functions allowing the user to implement business logic for transaction processing.

y. “Services” means those services to be provided by TRX to AMEX hereunder which include RESX Services, CORREX Services, TRANXACT Services, and Workflow Manager, including all support maintenance and hosting services related thereto, as described in the relevant Attachments.

z. “Service Level Agreement” shall have the meaning set forth in Section 4 (Service Levels).

aa. “Service Level Credits” shall have the meaning set forth in Section 4 (Service Levels).

bb. “Service Levels” shall have the meaning set forth in Section 4 (Service Levels).

cc. “Trade Secrets” means information that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

dd. “Transition Assistance” shall have the meaning set forth in Section 6(d) (Termination Assistance).

ee. “Transition Period” shall have the meaning set forth in Section 6(d) (Termination Assistance).

ff. “Vulnerability Threat Assessment” or “VTA” means a vulnerability assessment performed on systems utilized by TRX to provide the services hereunder and identify any vulnerabilities thereto. This assessment includes, but is not limited to, a logical assessment, testing, penetration, intrusion and/or analysis services using intrusive and/or passive techniques and/or software tools as described in Exhibit G (Vulnerability Threat Assessment Agreement) attached hereto.

2. GRANT OF RIGHTS; TRX’S PROPRIETARY RIGHTS; NONDISCLOSURE.

a. Grant of Rights. TRX shall provide the Services to AMEX, AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners and Representatives, as applicable, and hereby grants to AMEX, AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners and Representatives, as applicable and only as specified in the relevant Attachments hereto, the right to access and use the Services on a worldwide basis on the terms and conditions provided in this Agreement and its Attachments.

b. Provision of Certain Services to Representatives, Affiliated Travel Agencies and Joint Venture Partners. In the event that any Representative, Affiliated Travel Agency or Joint Venture Partner wishes to receive CORREX Services, TRANXACT Services and/or Workflow Manager, TRX shall extend the same terms and conditions as are set forth in this Agreement (including pricing, functionality and service levels) to such Representative, Affiliated Travel Agency or Joint Venture Partner pursuant to an agreement executed by TRX and such Representative, Affiliated Travel Agency or Joint Venture Partner; provided, however, that AMEX agrees that TRX shall have the right to require such Joint Venture Partners, Representatives and Affiliated Travel Agencies to pay such administration, implementation, or other related expenses as part of any agreement for the Services. TRX acknowledges that AMEX shall in no way be responsible for any fees or other liabilities of any Representative, Affiliated Travel Agency or Joint Venture Partner in connection with such agreements.

c. TRX Ownership. TRX owns and shall retain all right, title and interest in and to the Intellectual Property Rights in the Services including without limitation all (i) source and object code, (ii) specifications, designs, processes, techniques, concepts, improvements, discoveries and inventions created by or on behalf of TRX, including without limitation any modifications, improvements or derivative works thereof and all works of authorship created, invented, reduced to practice, authored, developed, or delivered by TRX or by any third-party on behalf of TRX, either solely or jointly with others, arising from this Agreement or any amendment to it, including without limitation all copies and portions thereto, whether made by or under the direction of TRX or AMEX (“TRX Intellectual Property”). Notwithstanding anything to the contrary herein, TRX Intellectual Property shall not include any AMEX Intellectual Property, which shall be deemed AMEX’s Propriety Information for purposes of this Agreement.

d. TRX Intellectual Property Protection. AMEX shall not itself nor shall it permit any other party to:

(i) Disassemble, decompile, decrypt, or reverse engineer, or in any way attempt to discover or reproduce source code for, any part of the Services; adapt, modify, or prepare derivative works or inventions based on any TRX Intellectual Property; or use any TRX Intellectual Property to create any computer program or other material that performs, replicates, or utilizes the same or substantially similar functions as the Services.

(ii) By any means sell, transform, translate, assign, pledge, mortgage, encumber, or otherwise dispose of any TRX Intellectual Property or any of the rights or obligations granted or imposed on AMEX hereunder, except as otherwise set forth in this

Agreement. In no event shall this Agreement, or any rights or privileges hereunder, be an asset of AMEX under any bankruptcy, insolvency, or reorganization proceedings, or in any other manner whatsoever; provided, however, this Agreement and the transactions provided for herein shall be binding upon and inure to the benefit of the parties, their legal representatives, and permitted transferees, successors, and assigns.

Notwithstanding anything to the contrary herein, AMEX may elect to outsource some or all of its data processing/information technology activities related to or impacting the Services. In the event of such election, TRX hereby consents to allow AMEX’s designated outsourcing service provider engaged to perform such activities for AMEX to use the Services and the related system for the benefit of AMEX, and for the benefit of AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners, and Representatives, to the same extent that AMEX, AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners, and Representatives may use or offer the Services (with such offering limited to the RESX Services) and the system under the licenses herein granted.

e. AMEX Ownership. TRX acknowledges that, as between AMEX and TRX, AMEX owns and shall retain all right, title and interest in and to all information and materials, if any, existing prior to the Effective Date, independently developed or obtained by AMEX, in each case, including information and materials submitted for inclusion in the Services by AMEX, AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners, Representatives or Customers, or otherwise provided directly by AMEX or its subcontractors, agents or representatives to TRX, including, where applicable, all AMEX Marks, Customer Data and AMEX Data (collectively, “AMEX Intellectual Property”). To the extent that any work order executed by the parties in connection with this Agreement provides that AMEX shall own the work product developed thereunder (“Developed Property”), all Developed Property is deemed to be “work made for hire” and made in the course of services rendered and shall belong exclusively to AMEX, with AMEX having the right to obtain, and to hold in its name, patents, copyright registrations or trademark or service mark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. To the extent that exclusive title and/or ownership rights in any Developed Property may not originally vest in AMEX as contemplated hereunder (e.g., may not be deemed work made for hire), TRX hereby irrevocably assigns, transfers and conveys to AMEX all right, title and interest therein, and shall deliver or grant access thereto. TRX and its personnel shall give AMEX, and/or any AMEX designee, all reasonable assistance, and execute all documents necessary to assist and/or enable AMEX to perfect, preserve, register and/or record its rights in such Developed Property. All Developed Property is deemed to be AMEX Intellectual Property.

f. Nondisclosure.

(i) AMEX acknowledges that the Services, and other information provided by TRX to AMEX represent Proprietary Information of TRX and the source code that underlies the Services is a Trade Secret owned by TRX. TRX acknowledges that AMEX Intellectual Property and Customer Data may contain Proprietary Information of AMEX, AMEX Affiliates, Affiliated Travel Agencies, Joint Venture Partners, Representatives and Customers and TRX waives any right, title or interest to such Proprietary Information. Each party agrees with the other (1) to hold the other party’s Proprietary Information in the strictest confidence; (2) not to, directly or indirectly, copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the other party’s Proprietary Information to any third-party, subject to the provisions of subsection (4) below; (3) not to make use of the other party’s Proprietary Information other than for the permitted purposes under of this Agreement; and (4) to disclose the other party’s Proprietary Information only to such party’s respective employees, vendors, agents, representatives and contractors requiring such material for effective performance of this Agreement and who have undertaken an obligation of confidentiality and limitation of use consistent with this Agreement.

(ii) Proprietary Information shall not include information which (1) is already known to the receiving party free of any restriction at the time it is obtained from the disclosing party; (2) is subsequently learned from an independent third-party free of any restriction and without breach of this Agreement; (3) is or becomes publicly available through no wrongful act of either party; (4) is independently developed by one party without reference to any Proprietary Information of the other; or (5) is required to be disclosed pursuant to a requirement of a governmental agency or law so long as the parties provide each other with timely written prior notice of such requirements. Each party hereto shall institute internal operating procedures to assure limited access and use of Proprietary Information consistent with this Agreement, and shall exercise due care to monitor and ensure compliance with this Agreement. The nondisclosure and confidentiality obligations set forth in this Section 2(f) shall survive termination of this Agreement for any reason and shall remain in effect for as long as the owner of such information is entitled to protection thereof under applicable law.

(iii) Notwithstanding anything to the contrary herein, in the event that TRX seeks public or private financing, TRX shall provide AMEX with prior written notice of any proposed disclosure regarding this Agreement (including any exhibits), which notice shall specifically identify the information to be disclosed, the manner of disclosure and the parties to whom TRX intends to disclose. No proposed disclosure shall be made in connection therewith without AMEX’s prior approval, which approval shall not be unreasonably withheld. AMEX shall provide its comments to the proposed disclosure within ten (10) business days of its receipt of the foregoing notice or as otherwise required by applicable law. Amex’s failure to respond during the notice period shall be deemed approval of the disclosure. In that connection, the parties will cooperate in seeking and jointly producing an acceptable redacted version of this Agreement and the parties will use good faith reasonable efforts to obtain confidential treatment from any government agency or self-regulatory authority and/or acceptable confidentiality agreements from any applicable non-government parties, in each case sufficiently protective of each party’s Confidential Information as reasonably determined by the disclosing party.

g. Acceptable Use. Each party agrees that it has and will implement appropriate measures designed to ensure that Customers’ personally identifiable information that is available to such party hereunder will have the same protection in the United States of America and the other countries outside the European Union as such information would have within the European Union or any other countries, if policies in such other countries are more restrictive and AMEX sends or receives data from such country. AMEX agrees to use reasonable efforts to inform TRX of geographies in which the RESX Services are being used or offered. AMEX shall not, and will not permit others to, engage in activities prohibited in writing by TRX and supplied to AMEX as of the Effective Date (and will reasonably investigate any alleged violations thereof), including, without limitation: (i) intentionally accessing data not intended for AMEX’s, or its Affiliated Travel Agencies’, Customers’, Joint Venture Partners’ or Representatives’ use; (ii) attempting to breach security or authentication measures of the Services without proper authorization or interfere with the Services; (iii) taking any action in order to obtain services to which AMEX is not entitled; or (iv) assisting or permitting any persons in engaging in any of the activities described above. In the event TRX wishes to modify such prohibitions, AMEX shall be given a reasonable amount of time to implement such policies and discuss with TRX any concerns AMEX has regarding such changes. This provision does not affect TRX’s obligation to comply with the security requirements set forth in Exhibit C (Security Standards and Protocol) to this Agreement.

h. Use of AMEX Marks. Subject to the terms and conditions of this Agreement, AMEX hereby grants to TRX a worldwide, royalty-free, non-exclusive, non-transferable, non-sublicensable, limited right to use the AMEX Marks specifically designated by AMEX in writing solely for the purpose of creating an AMEX-branded version of the RESX Services for distribution to Customers in accordance with Attachment A (RESX Services), and as shown in Exhibit D (Use of Amex Marks) solely for the purpose of presentations to potential TRX clients in private meetings. This use is granted based upon the parties’ current relationship and business conditions and is subject to change at the sole discretion of AMEX. TRX does not have the right to use the AMEX Marks on any other presentations, marketing collateral or client lists without AMEX’s prior written authorization from the AMEX Corporate Communications department. Any such AMEX-authorized use shall conform to AMEX’s trademark usage guidelines, if any, as such guidelines are presented or made available in writing to TRX from time to time. If TRX’s use of any AMEX Marks, or if any material bearing such Marks, is deficient in quality, TRX shall promptly remedy such deficiencies upon receipt of written notice of such deficiencies from AMEX. All goodwill resulting from TRX’s use of AMEX Marks shall inure solely to AMEX. TRX shall not, at any time during or after the term of this Agreement, register, attempt to register, claim any interest in, contest the use of, or otherwise adversely affect the validity of any of AMEX Marks (including, without limitation, any act or assistance to any act, which may infringe or lead to the infringement of any such Marks).

i. License to Use Customer Data. Subject to the terms and conditions of this Agreement, AMEX grants to TRX, during the term of this Agreement, a limited, revocable, non-transferable license to use the Customer Data solely for the purposes of fulfilling TRX’s obligation hereunder.

j. Remedies. The parties acknowledge that, in the event of a breach of Sections 2(c), 2(d), 2(e), 2(f), 2(h) or 2(i) hereof by either party, the other party will likely suffer irreparable damage that cannot be fully remedied by monetary damages. Therefore, both parties agree that either party shall be entitled to seek and obtain injunctive relief against any such breach in any court of competent jurisdiction and terminate this Agreement immediately upon written notice to the other party. The rights of either party under this section shall not in any way be construed to limit or restrict the right to seek or obtain other damages or relief available under this Agreement or applicable law.

3. ACCEPTANCE.

Acceptance of the Services shall be governed by the procedures and timetables set forth in Exhibit L (Testing and Acceptance Procedures), unless otherwise set forth in a work order executed by the parties.

4. SERVICE LEVELS.

a. Service Level Agreement. In addition to the requirements set forth in this Agreement, TRX agrees that performance of the Services shall meet or exceed each of the performance standards (the “Service Levels”) set forth in Exhibit K hereto (the “Service Level Agreement”). TRX shall measure its performance of the Services in accordance with the metrics set forth in the Service Level Agreement.

b. Failure to Perform. If any of the Services fail to meet a Service Level, TRX shall (i) investigate, assemble and preserve pertinent information with respect to such failure, and report on the causes of such failure, including performing a root cause analysis of such failure; (ii) advise AMEX, as and to the extent requested by AMEX, of the status of remedial efforts being undertaken with respect to such failure; (iii) minimize the impact of such failure by initiating remediation of such failure in accordance with the Service Levels; and (iv) take appropriate preventive measures so that the failure does not recur.

c. Service Level Credits. TRX recognizes that its failure to meet certain Service Levels (as set forth in the Service Level Agreement) may have a material adverse impact on the business and operations of AMEX and that the damage from TRX’s failure to meet such a Service Level is not susceptible of precise determination. Accordingly, in the event that TRX fails to meet certain Service Levels, as set forth in the Service Level Agreement, for reasons other than the actions of AMEX or circumstances that constitute Force Majeure under this Agreement, AMEX shall be entitled to recover the service level credits specified in the Service Level Agreement (“Service Level Credits”).

d. Right to Terminate. Notwithstanding any other provision herein, and without prejudice to any other remedy available to AMEX in law or at equity, in the event of a Persistent SLA Breach AMEX may immediately terminate the relevant Attachment or if the Persistent SLA Breach is for the CORREX Services, the entire Agreement, without liability or cure period, upon fourteen (14) days written notice to TRX. For purposes of this Section, a “Persistent SLA Breach” means that either (i) during any rolling [*] period, any portion of the Services fails to meet any applicable Service Level [*] times, or (ii) any portion of the Services fails to meet any applicable Service Level in any [*].

e. Periodic Reviews. At least annually, AMEX and TRX shall review the Service Levels and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to perform the Services. The parties expect and understand that the Service Levels will not diminish over time.

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5. PRICING AND PAYMENT.

a. Pricing. The fees for the Services provided pursuant to this Agreement are set forth on Exhibit A (Pricing) hereto. TRX will invoice AMEX for all amounts due. TRX shall utilize the [*], if requested by AMEX, to facilitate invoicing and payment. TRX entry of an invoice into the [*] shall constitute “receipt” of the invoice by AMEX for purposes of this section.

b. [*] During the first [*] years of this Agreement, all estimated transaction fee payments shall be [*] by AMEX and received by TRX no later than [*] in immediately available U.S. Dollars without withholding, deduction or offset. TRX shall invoice AMEX for the [*] transaction fees [*], less any accrued Service Level Credits or other applicable credits, [*]. Beginning on the second anniversary of the Effective Date, AMEX shall [*] estimated transactions [*]. TRX shall invoice AMEX [*] transaction fees [*].

c. Reconciliation.

(i)	On or before the [*], TRX shall invoice AMEX for actual transaction fees if such actual fees are in excess of the [*], and shall send AMEX a statement documenting any Service Level Credit accrued. In the event that the [*] amount is in excess of the actual transaction fees then TRX will issue a credit amount to AMEX for the overage on the next [*]. Beginning on the second anniversary of the Effective Date, reconciliation shall occur [*].

(ii)	The parties acknowledge that, prior to the Effective Date, TRX issued and AMEX paid certain invoices that did not reflect the pricing effective at the time such invoices were issued. As such, the parties agree to work in concert to determine the appropriate true-up amount and TRX shall bill or credit AMEX in the applicable amount on the first invoice issued by TRX following the Effective Date.

d. Other Payment Terms. All amounts owed by AMEX to TRX and not covered by the [*] above are due [*] by AMEX unless otherwise noted herein. No payment by AMEX to TRX is contingent upon AMEX’s collection efforts from its customers. AMEX shall pay interest on all amounts not paid when due at the rate of one and one-half percent (1.5%) per month or the highest lawful rate, if less, unless AMEX, in good faith, disputes the amount of any invoice. AMEX shall have thirty (30) days from the receipt of said invoice to provide TRX with a written “Dispute Notice,” detailing the amount and nature of any dispute regarding such invoice. If AMEX tenders a Dispute Notice, AMEX shall not be relieved of its obligation to pay any undisputed amounts as required under this Agreement. After TRX has received the Dispute Notice, both parties shall work in good faith to diligently come to terms regarding the disputed amount. If no resolution is reached within

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seven (7) business days of TRX’s receipt of a Dispute Notice, TRX shall, in its sole discretion, continue negotiations or follow the procedures set forth in Section 11 (Dispute Resolution) of this Agreement.

e. Taxes. The service fees do not include any charge for taxes and AMEX is solely responsible for paying any and all national and local taxes (including any and all export/import taxes and customs duties) attributable to the services rendered by TRX or any authorized distributor in connection with this Agreement, excluding only taxes based upon the net income of TRX or an authorized distributor.

6. TERM AND TERMINATION.

a. Term. This Agreement and the obligations hereunder will commence on the Effective Date and will continue for a period of five (5) years unless terminated as provided herein. Notwithstanding the foregoing, the term for access to the RESX Services is specified in Attachment A.

b. Termination of Agreement. Either party may terminate this Agreement or a specific Attachment (if the breach is to a term or condition specified in the Attachment) and the rights granted herein or therein, if the other party breaches any of the provisions of this Agreement and (i) fails to remedy such breach within thirty (30) days after receiving written notice thereof, provided the breach does not relate to a monetary obligation, or (ii) fails to (1) commence a good faith action to remedy such breach within thirty (30) days after receiving written notice thereof, and (2) diligently pursue such action to conclusion within sixty (60) days after receiving written notice thereof. Termination of this Agreement or an Attachment, as the case may be, does not constitute either party’s exclusive remedy for breach or non-performance by the other party and each party is entitled to seek all other available remedies, both legal and equitable, including injunctive relief. Notwithstanding the foregoing, a dispute regarding amounts payable by AMEX pursuant to this Agreement shall not constitute a breach hereof so long as AMEX pays TRX all undisputed amounts owed hereunder. Termination of an Attachment shall not be a termination of this entire Agreement.

c. Additional Termination Rights. In the event of a Market Change, the parties agree to meet in an attempt to renegotiate in good faith the terms and conditions of this Agreement, and to address remedies in the context of the impact of such Market Change. If no agreement can be reached within ninety (90) days, the parties agree to submit the matter to binding arbitration under the commercial rules of the American Arbitration Association as set forth in Section 3 of Exhibit E. In the event that the arbitrator finds that a Market Change has occurred, either party may terminate this Agreement, in whole or in part, upon thirty (30) days prior written notice to the other party. “Market Change” means (i) a change in applicable law, industry rules or regulatory environment such that either party’s obligations hereunder become illegal, (ii) at least one third-party provider offers substantially the same or better functionality or processes as any Service, or (iii) a Service has been rendered substantially obsolete by the introduction of new technology that performs such Service faster, cheaper or more efficiently; provided, with respect to subsections (ii) and (iii) above, any such occurrence results in a material adverse impact to the party seeking to terminate this Agreement hereunder. For the purposes of the preceding sentence, “material adverse impact” shall mean a negative impact equal to or greater than [*] of the applicable Fees payable annually hereunder.

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d. Termination Assistance. Upon termination of this Agreement for any reason (except non-payment by AMEX), TRX’s obligation to provide the Services hereunder pursuant to the terms and at the prices set forth herein shall, upon AMEX’s request, continue for a period up to [*] after termination (“Transition Period”) or as otherwise set forth in an Attachment, and shall thereafter immediately cease. Irrespective of whether AMEX requests Services during the Transition Period, TRX shall cooperate and provide such assistance as is necessary to transfer the Services to another vendor or to AMEX, including prompt delivery to AMEX of all Customer Data and AMEX Data in a form mutually agreed upon (such assistance, “Transition Assistance”). In the event that AMEX requires AMEX Data to be delivered in a non-standard format, AMEX shall reimburse TRX for the reasonable, documented costs directly associated therewith. Except (i) with respect to such AMEX Data delivery, (ii) with respect to any other Transition Assistance described in an Attachment as being free of charge (if any), and (iii) in the event of termination by AMEX for cause, TRX shall be compensated for the Transition Assistance on a time and materials basis as specified in Exhibit A (Pricing). In accordance with Section 5(b) [*], AMEX shall [*] estimated fees for the Services provided during the Transition Period. The parties agree to reconcile payment at the end of the Transition Period. Specific Transition Assistance, if any, for each Service is specified in the relevant Attachment. After the expiration of the Transition Period, TRX shall, at AMEX’s direction, destroy or return to AMEX all AMEX’s Proprietary Information and AMEX Intellectual Property in TRX’s possession.

e. Insolvency. Should (i) either party admit in writing its inability to pay its debts generally as they become due; (ii) the auditors for either party issue a “going concern” opinion with respect to the most recent fiscal year end financial statements of such party; (iii) the auditors for either party have been unable to issue an opinion with no financial qualifications with respect to the most recent fiscal year end financial statements of such party within one hundred twenty (120) days after the end of such fiscal year; (iv) either party make a general assignment for the benefit of creditors; (v) either party institute proceedings to be adjudicated a voluntary bankrupt; (vi) either party consent to the filing of a petition of bankruptcy against it; (vii) either party be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (viii) either party seek reorganization under any bankruptcy act; (ix) either party consent to the filing of a petition seeking such reorganization; or (x) either party have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party’s property or providing for the liquidation of such party’s property or business affairs; then, in any such event, the other party, at its option and without prior notice, may terminate this Agreement effective immediately. TRX shall provide AMEX with annual financials upon request. Notwithstanding the foregoing, failure of either party to have its financial statements prepared within the one hundred twenty (120) day time period specified above shall not be a material breach of this Agreement. Furthermore, such failure of timely completion shall be subject to notice and cure as required under Section 6(b).

f. Survival. Where the context or wording of a section indicates, the terms of this Agreement shall survive its termination or expiration, including, without limitation, Sections 2(c) (TRX Ownership), 2(e) (AMEX Ownership), 2(f) (Nondisclosure), 2(j) (Remedies), 6(d),

[*] - Confidential Treatment Requested

(Termination Assistance), 7 (Representations and Warranties), 8 (Indemnity and Limitation of Liability), 9 (Non-Solicitation), 11 (Dispute Resolution) and 19(a) (Entire Agreement), 19(b) (Assignment), 19(c) (Governing Law), 19(d) (Insurance), 19(e) (Headings), 19(f) (Waiver), 19(h) (Severability), 19(i) (Notices), 19(j) (Press Releases), 19(l) (Order of Precedence) hereof.

7. REPRESENTATION AND WARRANTIES.

a. By TRX. TRX represents and warrants (i) that the Services shall function and perform in accordance with all specifications and documentation provided to AMEX and the terms of this Agreement, including the Exhibits and Attachments; (ii) it has all necessary rights, licenses and approvals required to perform its obligations and to grant the rights granted hereunder, and to operate and provide the Services in accordance with this Agreement; (iii) TRX’s performance hereunder will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (iv) all obligations owed to third parties with respect to the activities to be undertaken by TRX pursuant to this Agreement are or will be fully satisfied by TRX so that AMEX will not have any obligations (other than obligations set forth in this Agreement) with respect thereto; (v) TRX’s obligations are not in conflict with any other TRX obligations or agreement (in writing or otherwise) with any third-party; (vi) TRX will comply with all applicable foreign, federal, state and local laws, rules and regulations and travel industry rules and regulations in the performance of its obligations hereunder; (vii) TRX will comply with AMEX’s Minimum Standards for Safeguarding Customer Information (attached hereto as Exhibit N), Internet Customer Privacy Statement and Web Site Rules and Regulations (“Web Site Agreements”) in effect as of the Effective Date, and any revisions thereafter only upon written notice by AMEX of a change in such Web Site Agreements, only to the extent applicable to TRX’s provision of the Services hereunder, in the performance of its obligations hereunder provided however, that such compliance does not violate TRX’s compliance with the Safe Harbor to the European Union Privacy Directive; (viii) TRX will not commit any act of willful or grossly negligent misconduct that results in a breach of a right of privacy; (ix) at all times during the term of this Agreement, TRX will comply with the AMEX Security Protocol set forth in Exhibit C (Security Standards and Protocol) in the performance of its obligations hereunder; (x) at all times during the term of this Agreement, TRX shall have, either through its own direct agreements with all GDS providers or indirectly through the agreements of its affiliated companies with all GDS providers, all of the rights necessary to provide all of the Services and perform all TRX’s obligations hereunder; and (xi) that TRX has the authority to sign this Agreement on behalf of its Affiliates, including TTS, and that TRX shall cause its Affiliates to comply with this Agreement to the extent such Affiliates have performance obligations hereunder.

b. By AMEX. AMEX represents and warrants (i) it has all necessary rights, licenses and approvals required to perform its obligations hereunder; (ii) AMEX’s obligations are not in conflict with any other AMEX obligations or agreement (in writing or otherwise) with any third-party; (iii) AMEX will comply with all applicable foreign, federal, state and local laws, rules and regulations in the performance of its obligations hereunder; and (iv) AMEX will not commit any act of willful or grossly negligent misconduct that results in a breach of a right of privacy.

c. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, NO EXPRESS OR IMPLIED WARRANTY IS MADE BY TRX WITH RESPECT TO ANY SERVICE,

INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. INDEMNITY AND LIMITATION OF LIABILITY.

a. By TRX. TRX agrees to defend, indemnify, and hold harmless AMEX, AMEX Affiliates, Affiliated Travel Agencies, Representatives, Joint Venture Partners and other TRX-authorized (in writing) users of the Services provided under this Agreement, and each of their respective directors, officers, employees, and agents from and against any and all third-party claims, demands, liabilities and expenses, including reasonable attorneys fees, resulting from or arising out of: (i) the Services, or any portion thereof, provided under this Agreement actually or allegedly infringing or violating any patents, copyrights, trade secrets, licenses, or other intellectual property rights of a third-party; (ii) any breach of TRX’s representations and warranties in this Agreement; or (iii) failure to comply with TRX’s obligations under any and all laws, rules or regulations applicable to TRX or the Services provided under this Agreement. For clarity, and by way of limitation, TRX’s obligations under this Section 8(a) to Joint Venture Partners, Affiliated Travel Agencies, Representatives or other TRX-authorized users shall only apply to TRX’s indemnification obligation with respect to the RESX Services provided under Attachment A.

b. By AMEX. AMEX agrees to defend, indemnify, and hold harmless TRX, TRX Affiliates performing Services, and each of their respective directors, officers, employees, and agents from and against any and all third-party claims, demands, liabilities, losses and expenses, including reasonable attorneys fees, resulting from or arising out of: (i) any breach of AMEX’s representations and warranties in this Agreement; or (ii) AMEX’s failure to comply with AMEX’s obligations under any and all laws, rules or regulations applicable to AMEX under this Agreement, except to the extent such violation arises out of TRX’s obligations hereunder.

c. Procedure. A party seeking indemnification (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim for indemnification, provided, that failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). The Indemnified Party shall tender sole defense and control of such claim to the Indemnifying Party; provided, however, that in claims involving alleged breaches of confidentiality, security or privacy, AMEX shall not be required to tender sole control of such claims to TRX. The Indemnified Party shall, if requested by the Indemnifying Party, give reasonable assistance to the Indemnifying Party in defense of any claim. The Indemnifying Party shall reimburse the Indemnified Party for any reasonable legal fees and expenses directly incurred from providing such assistance as such fees and expenses are incurred. The Indemnifying Party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, an indemnified claim only with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnified Party may withhold its consent if any such judgment or settlement imposes an unreimbursed monetary or continuing non-monetary obligation on such party or does not include an unconditional release of that party and its Affiliates (and, in the case of AMEX, the Affiliated Travel Agencies, Representatives and Joint Venture Partners) from all liability in respect of claims that are the subject matter of the indemnified claim.

d. Limitation of Liability. EXCEPT IN THE EVENT OF EITHER PARTY’S BREACH OF SECTION 2(f) (NONDISCLOSURE), THEIR RESPECTIVE INDEMNIFICATION OBLIGATIONS, OR EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THE PARTIES AGREE THAT EACH PARTY’S RESPECTIVE LIABILITY (UNDER BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE) IF ANY, FOR ANY DAMAGES RELATED TO THIS AGREEMENT SHALL BE FOR ACTUAL DAMAGES AND SHALL NOT EXCEED THE GREATER OF $2 MILLION OR THE FEES PAID BY AMEX IN THE TWELVE (12) MONTHS PRIOR TO THE CAUSE OF ACTION ARISING. NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR OTHER DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, EVEN IF ADVISED OF THE LIKELIHOOD OF THE OCCURRENCE OF SUCH DAMAGES.

e. No TRX Liability. TRX will not be liable to AMEX for any claim or defect arising from or based upon (i) any alteration or modification of the Services by AMEX; or (ii) the compilation of Customer Data and submission to AMEX to the extent such compilation and submission are conducted strictly in accordance with AMEX’s instructions and the terms hereof; or (iii) except with respect to (1) TRX’s obligation to retain and maintain at all times the rights necessary to provide the Services and perform all of its obligations hereunder, and (2) the obligations of TRX to comply with the requirements established in Exhibit C (Security Standards and Protocol) and Section 15 (Business Continuation Requirements) hereof, any other cause beyond the control of TRX or its Affiliates.

9. NON-SOLICITATION.

The parties agree that during the term of this Agreement and for a period of [*] thereafter, neither TRX nor AMEX’s Business Travel Division shall, directly, recruit or solicit (excluding general hiring solicitations geared to the general public) any person known to be an employee of the other party without the prior written consent of such party.

10. JOINT OVERSIGHT COMMITTEE.

a. JOC Procedures. The following representatives (each, a “JOC Representative”) will comprise a joint oversight committee which will meet at least quarterly. The functions of such committee, among other things, will be to review and analyze the performance of the parties based on the service performance standards specified in this Agreement.

TRX Designee:	Tom Tulloch

AMEX Designee:	Shari M. Weber

If a JOC Representative resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement.

[*] - Confidential Treatment Requested

b. Management Representatives. Each party hereby appoints the following individual as its management representative (each, a “Management Representative”) for purposes of this Agreement:

TRX:	Shane Hammond

AMEX:	Michael Laughlin

If a Management Representative resigns or leaves its employer, the party with a vacancy will promptly appoint a replacement. If either party fails to designate a Management Representative at its own initiative, it shall do so within three business days of a written request from the other party to do so.

11. DISPUTE RESOLUTION.

Any dispute, controversy or claim, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between or among the parties arising out of or relating to this Agreement (including any amendment or modification thereof), or the breach, termination, interpretation, construction or validity thereof, and any claim for damages or rescission or for fraud in the inducement to enter into this Agreement (“Dispute”), shall be resolved in accordance with the procedures described in Exhibit E (Dispute Resolution).

12. ESCROW.

During the Term, TRX agrees to continue to keep in effect the already existing and executed escrow agreement, which appoints AMEX as a beneficiary, substantially in the form set forth in Exhibit B (“Escrow Agreement”).

a. Deposit. Within thirty (30) days of the Effective Date, and at AMEX’s expense, TRX shall put the object code and source code upon which the Services are based (“Source Code”) and the documentation related thereto for the Source Code, which shall include all materials necessary or appropriate to provide, operate and maintain the Services, into escrow (together with the Source Code, “Escrow Deposit”) under the Escrow Agreement. The Escrow Deposit shall contain the Source Code for all Services, except TRANXACT Services.

b. Release Conditions. AMEX shall be entitled to receive, and the Escrow Agreement shall provide for AMEX to receive, a copy of the Escrow Deposit in the event any one of the following release conditions occur:

(i) if TRX has availed itself of, or been subjected to by any third-party, a proceeding in bankruptcy in which TRX is the named debtor, an assignment in bankruptcy by TRX, or any other proceeding involving insolvency or the protection of, or from creditors, and same has not been discharged or terminated without any prejudice to AMEX’s rights or interests under this Agreement within sixty (60) days; or

(ii) if TRX (or a successor entity or authorized third-party) has ceased its on-going business operations, or licensing of the Services or any successor services thereto.

c. Updates. If TRX corrects any defects in, or provides any revisions, updates, modifications, enhancements, corrections or new releases to the Services under this Agreement, TRX shall within thirty (30) days of such release amend the Escrow Deposit and furnish the escrow agent with a corrected or revised copy of the Escrow Deposit.

d. License upon Release. TRX hereby grants to AMEX a worldwide, limited, non-transferable right and license to copy, modify, display, perform and otherwise use the Escrow Deposit solely for the purpose of using, maintaining and providing the Services to Customers existing prior to the date of termination. No ownership or other Intellectual Property Right in the Source Code or Escrow Deposit is conveyed to AMEX. The Escrow Deposit is provided to AMEX for the sole and limited purpose set forth in this paragraph. AMEX expressly acknowledges and agrees that it shall only use the Escrow Deposit for this limited purpose. AMEX further acknowledges that, other than expressly set forth in this Agreement, it has received no distribution rights whatsoever, by implication or otherwise, in the Escrow Deposit by execution of this Agreement or receipt of the Escrow Deposit. For clarity, AMEX’s license hereunder shall not extend to any outsourced entity in Section 2(d)(ii).

e. Verification. AMEX shall be entitled to verify that all Escrow Deposits required to be placed into escrow have been placed into escrow in accordance with this Agreement.

13. AUDIT.

TRX shall maintain accurate records in connection with the payment and performance provisions under this Agreement. At AMEX’s expense, AMEX may appoint an independent, nationally recognized, certified public accountant bound in confidence and reasonably acceptable to the TRX to inspect and audit the TRX’s relevant records to ensure compliance with the payment and performance terms of this Agreement. Such inspection and audit shall be no more than twice per year and shall be during normal business hours upon at least ten (10) days prior written notice and shall not interfere unreasonably with the TRX’s business activities. Each party agrees to cooperate with the other in conducting such audit. AMEX shall also have the right to audit TRX’s operations and related records, in accordance with the foregoing notice and procedural and frequency provisions, to ensure compliance with its data protection, security, and other obligations under this Agreement. In the event AMEX discovers any substantial noncompliance with its security, redundancy, and disaster recover policies then in effect, TRX shall reimburse AMEX for the reasonable costs of such audit, and shall remedy any such noncompliance within ninety (90) days of completion of the audit.

14. CHANGES TO AMEX POLICIES.

a. Travel Expense Policy. In the event that AMEX agrees to bear TRX’s out-of-pocket expenses for travel, lodging, meals and similar costs, such expenses shall comply with AMEX’s travel and expenses policy as attached hereto as Exhibit I (Travel and Expenses Policy).

b. Other AMEX Policies. TRX shall comply with all applicable AMEX policies and procedures in effect from time to time and provided to TRX in writing. In the event AMEX changes such policies or procedures, TRX shall be given a reasonable amount of time to upgrade its infrastructure or other systems. Reasonable costs related to such upgrades shall be at AMEX’s expense.

15. BUSINESS CONTINUATION REQUIREMENTS.

a. Business Continuity Plan. Throughout the term of the Agreement, TRX shall maintain a business continuity plan (the “Business Continuity Plan”) and the capacity to execute such Business Continuity Plan, which, at a minimum, shall conform to generally accepted business continuity planning/disaster recovery industry standards. The requirements for TRX’s Business Continuity Plan are included in Exhibit F (Business Continuity Plan).

b. Changes to Business Continuity Plan. Prior to implementing any change to the Business Continuity Plan that will materially alter the standards of performance (i.e., recovery time objectives) such that TRX would not be able to meet the service levels described in this Agreement, TRX will provide sixty (60) days’ prior written notice to AMEX in order that AMEX may review the changes and provide TRX with a list of concerns. TRX will use reasonable commercial efforts to provide a written response that addresses AMEX’s concerns within ten (10) business days following receipt of such list.

c. Disaster. As part of the Services, TRX shall (i) maintain Business Continuity Plans for all service locations, (ii) update and confirm the operability of the Business Continuity Plan in effect at that time on an annual basis at minimum or when material changes occur, (iii) certify to AMEX in writing that the Business Continuity Plan is fully operational, at minimum, once per year, and (iv) within [*] hours of a Disaster, or as soon as reasonably possible, provide AMEX with notice of a Disaster and implement the Business Continuity Plan upon the occurrence of a Disaster at a TRX service location or otherwise affecting the provisions or receipt of the Services. For purposes hereof, a “Disaster” shall mean any Force Majeure Event, as well as any other occurrence that results in TRX being unable to provide all or substantially all the Services at any single TRX service location for a period in excess of [*]. TRX shall abide by the RTO requirements set forth in Exhibit F (Business Continuity Plan). In the event TRX provides the Services from a business recovery center for more than thirty (30) days, the parties shall meet to discuss TRX’s estimate for continued use of such center and AMEX may terminate this Agreement upon thirty (30) days’ written notice to TRX and without regard to any cure period in Section 6(b) (Termination of Agreement) in the event AMEX has reasonable concerns regarding use of such center. In the event of a Disaster, TRX shall not increase its charges under this Agreement or charge AMEX usage fees in addition to the fees set forth in Exhibit A (Pricing).

d. Allocation of Resources. Whenever a Force Majeure Event or a Disaster causes TRX to allocate limited resources between or among TRX customers and affiliates, AMEX shall receive no lower priority than any other customer or affiliate of TRX.

16. ENCRYPTION EXPORT.

a. Encryption Export. To the extent that the Services provided hereunder (or any component thereof) contain encryption, TRX shall promptly provide the information, and complete the questionnaire, set forth in Exhibit H (Encryption Questionnaire) for each such Service.

[*] - Confidential Treatment Requested

b. Compliance Warranty. TRX represents and warrants that it has complied with, and shall continue to comply with (i) all applicable laws, rules and regulations of the United States and any foreign countries with respect to the use, exportation or importation of the Services or deliverables hereunder, any modifications, enhancements or updates thereto, and any technical data derived there from, outside of the United States or into the United States or into another country, including, but not limited to obtaining any necessary consents and requesting or filing any documents with the Bureau of Industry and Security of the U.S. Department of Commerce, or any successor entity (“BIS”) and any regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control, and (ii) all applicable laws and regulations of countries other than the United States that govern the importation, use or re-export, directly or indirectly, of such Services. Without limiting the generality of the preceding sentence, neither party shall export or re-export, directly or indirectly, any Services, or products or services using the Services, to Cuba, Iran, Syria, Sudan, North Korea, Serbia or the Taliban controlled areas of Afghanistan. Unless the parties otherwise agree in writing, TRX shall have the responsibility under this Agreement to obtain all approvals, consents, licenses, and/or permits required for any export or import of the Services, including, but not limited to making the appropriate filings with BIS, and shall be solely responsible for all costs associated therewith. AMEX shall reasonably cooperate with TRX in making the appropriate filings with BIS and any applicable foreign authority and shall provide any information, certificates or documents as are reasonably requested.

17. USE OF SUBCONTRACTORS.

a. In accordance with the terms and conditions hereof, TRX may subcontract certain of its obligations under this Agreement to a subcontractor; provided that TRX shall remain at all times primarily responsible for the acts and omissions of any such subcontractor and shall retain any such liability and responsibility under this Agreement as if such subcontracted activities were performed by TRX. Any subcontractor that has access to AMEX Data or AMEX Proprietary Information or any subcontractor that performs any services material to the Services (as reasonably determined by TRX) shall be a “TRX Provider”. For avoidance of doubt, TRX Providers shall be recognized legal entities and not individuals.

b. The TRX Providers existing as of the Effective Date are listed on Exhibit M.

c. Each TRX Provider (regardless of whether such subcontractor was a TRX Provider prior to the Effective Date) that has access to AMEX Data or AMEX Proprietary Information shall sign and return to AMEX the Confidentiality WorkStation Rules Agreement attached as an Annex to Exhibit C (Security Standards and Protocol).

d. After the Effective Date, TRX shall provide AMEX with at least sixty (60) days’ advance written notice of (x) each additional TRX Provider, together with a reasonably detailed description of the services or products provided by such TRX Provider; or (y) any change in a TRX Provider or any material adverse change in the Services resulting from a change in TRX Providers, together with a reasonably detailed description of such material adverse change.

e. For those TRX Providers not listed on Exhibit M, AMEX shall have the right to reject any AMEX Competitor as a TRX Provider; provided, however, that before any such rejection, AMEX will negotiate in good faith with TRX during such sixty (60)-day notice period to reach a mutually agreeable solution to protect AMEX Data and AMEX Proprietary Information. In the event that the parties do not reach a mutually agreeable solution within such sixty (60)-day period, AMEX may in its sole discretion reject such AMEX Competitor as a subcontractor.

f. As between TRX and AMEX, TRX is solely responsible for the compensation of TRX Providers assigned to perform services hereunder, and payment of worker’s compensation, disability and other income and other similar benefits, unemployment and other similar insurance and for withholding income and other taxes and social security. TRX shall use all commercially reasonable efforts to minimize any adverse changes in the Services. To the extent that AMEX incurs and documents any material costs as a result of a change in TRX Providers, such costs shall be reimbursed by TRX. The parties acknowledge that certain rights granted AMEX hereunder may be exercised by individuals acting as subcontractors.

18. LICENSE IN BANKRUPTCY.

All rights and licenses granted under or pursuant to this Agreement by TRX to AMEX shall be deemed, for purposes of the United States Bankruptcy Code (the “Code”) to be licenses to rights to “intellectual property” as defined under the Code. TRX agrees that AMEX, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, TRX further agrees that in the event of commencement of bankruptcy proceedings by or against TRX, AMEX shall be entitled to retain all of its rights under this Agreement.

19. GENERAL.

a. Entire Agreement. This Agreement, including the Exhibits, Attachments and Schedules attached hereto, represents the entire understanding and agreement between the parties, and supersedes any and all previous agreements, discussions and communications with respect to the Services, including the Original Agreement and all amendments thereto. No employee or agent of TRX and no distributor for TRX is authorized to make any additional representations or warranties related to the Services provided hereunder. Any subsequent amendments and/or additions hereto are effective only if in writing and signed by both parties.

b. Assignment. TRX may assign any of its rights or duties under this Agreement with the prior written consent of AMEX, such consent not to be unreasonably withheld or delayed. AMEX may also assign this Agreement to any of its Affiliates, provided that any such assignment shall not release AMEX from its obligations under this Agreement and shall not have a negative financial impact on TRX. Subject to the foregoing limitation on assignment, this Agreement is binding upon and inures to the benefit of the successors and assigns of the respective parties hereto.

c. Governing Law. This Agreement is to be interpreted in accordance with the laws of the State of New York.

d. Insurance. Throughout the Term, TRX shall ensure that adequate workers compensation, liability, disability, unemployment and automobile insurance is in place as required by law for TRX and each of its and TRX Providers’ employees performing services under this Agreement. TRX must also maintain throughout the Term the types of insurance coverage set forth in Exhibit J (Insurance). All insurance companies used by TRX to obtain the required insurance coverage must have and maintain an AM Best rating of A- or better. TRX shall provide verification of its insurance coverage by providing a valid certificate of insurance to AMEX within thirty (30) days of AMEX’s request.

e. Headings. Headings of paragraphs in this Agreement are inserted for convenience only, and are in no way intended to limit or define the scope and/or interpretation of this Agreement.

f. Waiver. The failure of either party at any time to require performance by the other party of any provision hereof is not to affect in any way the full rights of such party to require such performance at any time thereafter, nor is the waiver by either party of a breach of any provision hereof to be taken or held to be a waiver of the provision itself or any future breach. No waiver shall be effective unless made in writing.

g. Independent Contractors. The parties hereto are independent contractors, and nothing in this Agreement is to be construed to create a partnership, joint venture, or agency relationship between TRX and AMEX.

h. Severability. If any part, term, or provision of this Agreement is held to be illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions are not to be affected thereby.

i. Notices. Any notice given pursuant to this Agreement is to be in writing and is to be given by personal service or by first class mail, postage prepaid to the addresses appearing at the beginning of this Agreement, or as changed through written notice to the other party. Notice given by personal service is to be deemed effective on the date it is delivered to the addressee, and notice mailed is to be deemed effective on the fifth (5th) day following its placement in the mail addressed to the addressee.

j. Press Releases. Except as otherwise expressly provided in Section 2(h) (Use of AMEX Marks), TRX shall not use the AMEX’s name, logo, trademarks or service marks in any advertising, publicity releases, client listing or any other materials or in any other manner without AMEX’s prior written approval from the AMEX’s Corporate Communications department. Neither party shall issue a press release nor make any public statement relating to the relationship set forth herein until such press release or public statement has been mutually agreed. Any press or media coverage in connection with this Agreement will be subject to the prior written approval of both parties.

k. Responsibility for all Fees. AMEX shall be responsible for all GDS fees in connection with and including scan hits, access, installation and maintenance of a GDS line.

l. Order of Precedence. In the event of a conflict between the Agreement and any Attachments, Schedules or Exhibits attached hereto, the Attachments shall govern and control, followed by the Schedules, then the Agreement, and finally the Exhibits.

m. Marketing Events. The parties agree that AMEX may provide opportunities to participate in AMEX customer events or forums and that TRX may, in its sole discretion, choose to participate in said AMEX customer events and forums. AMEX agrees to provide reasonable notice to TRX of any such events. Additionally, AMEX may provide TRX with sponsorship opportunities for AMEX events that it makes available to its other technology providers.

n. Quarterly Meetings. The parties agree to meet quarterly to discuss AMEX’s technology needs and ways TRX can meet such needs. Such meeting shall be at a mutually agreed upon location, date, and time, and each party shall bear its own expenses for such meetings.

o. Vulnerability Threat Assessment. At AMEX’s written request, TRX shall promptly perform (or shall permit AMEX and/or AMEX’s consultant or agents to perform) an annual Vulnerability Threat Assessment test or such additional testing as may be reasonably required by AMEX. The VTA may be performed, in AMEX’s sole discretion, by either appointed members of AMEX’s information integrity team or a security consultant selected and approved in writing by AMEX. The parties hereto agree to enter into the VTA Agreement attached hereto as Exhibit G (Vulnerability Threat Assessment Agreement). The parties agree that any results generated from the VTA shall be treated as Confidential Information.

p. Force Majeure. Neither AMEX nor TRX shall be liable for any delay in the performance of its obligations pursuant to this Agreement (i) provided that such delay (1) could not have been prevented by commercially reasonable precautions, and (2) cannot be circumvented by the non-performing party through the use of commercially reasonable alternate sources, work-around plans or other means, and (ii) if and to the extent such delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party or agent thereof (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of those of its obligations pursuant to this Agreement (other than TRX’s obligation to provide either normal recovery procedures or any other business continuation services as described in Section 15 (Business Continuation Requirements)) affected by the Force Majeure Event for as long as (x) such Force Majeure Event continues, and (y) such party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay; provided, however, that TRX shall be relieved of the service level requirements of this Agreement for no longer than thirty (30) days from the occurrence of such Force Majeure Event. The party delayed by a Force Majeure Event to such party shall immediately notify the other party of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. If any Force Majeure Event prevents TRX’s performance of the Services for more than two-hundred and forty (240) hours, AMEX may terminate the Attachment for the relevant Service as of the date specified by AMEX without regard to any cure period in Section 6(b) (Termination of Agreement). Notwithstanding the foregoing sentence, in the event the Force Majeure Event is related to the CORREX Services, AMEX may terminate the entire Agreement. The occurrence of a Force Majeure Event with respect to another customer of TRX shall not constitute a Force Majeure Event under this Agreement.

20. ATTACHMENTS, SCHEDULES AND EXHIBITS.

The following attachments, schedules and exhibits are attached hereto:

a.	ATTACHMENT A	RESX Services
	• Schedule A-A	Service Description
	• Schedule A-B	Minimum Terms and Conditions
	• Schedule A-C	Operational Representatives

b.	ATTACHMENT B	CORREX Services
	• Schedule B-A	Service Description
	• Schedule B-B	Operational Representatives

c.	ATTACHMENT C	TRANXACT Services
	• Schedule C-A	Description of Services
	• Schedule C-B	Primary Points of Contact
	• Schedule C-C	Customized Reports
	• Schedule C-D	AMEX Deliverables

d.	ATTACHMENT D	Workflow Manager
	• Schedule D-A	Description of Services
	• Schedule D-B	Operational Representatives

e.	EXHIBIT A	Pricing
	EXHIBIT B	Escrow Agreement
	EXHIBIT C	Security Standards and Protocol
	EXHIBIT D	Use of AMEX Marks
	EXHIBIT E	Dispute Resolution
	EXHIBIT F	Business Continuity Plan
	EXHIBIT G	Vulnerability Threat Assessment Agreement
	EXHIBIT H	Encryption Questionnaire
	EXHIBIT I	Travel and Expense Policy
	EXHIBIT J	Insurance
	EXHIBIT K	Service Level Agreement
	EXHIBIT L	Testing and Acceptance Procedures
	EXHIBIT M	TRX Providers
	EXHIBIT N	Minimum Standards for Safeguarding Customer Information

IN WITNESS WHEREOF, TRX and AMEX have caused this Amended and Restated Agreement, its Exhibits and Attachments to be executed as of the Effective Date by their duly authorized representatives, and each represents and warrants that it is legally free to enter this Agreement.

TRX, INC.		AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Norwood H. Davis III	By:	/s/ Kevin Park
Name:	Norwood H. Davis III	Name:	Kevin Park
Title:	President and CEO	Title:	Director, Global Procurement
	5 December 2005		11/18/05

ATTACHMENT A

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

RESX SERVICES

This Attachment A to the Amended and Restated Services Agreement (“Attachment A”) provides the terms and conditions under which AMEX may distribute the RESX Services to Customers.

BACKGROUND

TRX provides an interactive, automated travel information and reservation service known as “RESX” that communicates directly with the GDS in an application service provider format. TRX offers the RESX Service to customers through its distributor base. AMEX wishes to continue its and AMEX Affiliates’, Representatives’, Joint Venture Partners’ and Affiliated Travel Agencies’ distribution relationship with TRX and to offer the RESX Service, which shall be AMEX-branded, to its and their customers consistent with the terms and conditions set forth in this Attachment and the Agreement.

1. DEFINITIONS.

a. “Custom Modifications” means changes to any of the RESX Services requested by AMEX and agreed to by TRX in a work order that change existing functionality of the RESX Services to meet specific needs of AMEX, for which AMEX will be charged an additional fee or fees that will be negotiated and mutually agreed to in writing. Except as otherwise stated in an work order executed by the parties, ownership of all Custom Modifications and all proprietary rights related thereto shall remain with TRX.

b. “RESX Services” means the service described in Schedule A-A for which AMEX (and certain AMEX Affiliates, Representatives, Joint Venture Partners and Affiliated Travel Agencies as designated by AMEX) shall be a distributor.

2. ACCESS TO RESX SERVICES.

a. Appointment. TRX hereby appoints AMEX, AMEX Affiliates, Joint Venture Partners, Representatives and Affiliated Travel Agencies, as worldwide, non-exclusive distributors of the RESX Services, subject to all of the terms and conditions of this Attachment and the Agreement, where applicable. TRX grants to AMEX, AMEX Affiliates, Joint Venture Partners, Representatives and Affiliated Travel Agencies the right to directly promote, market, perform, display, distribute, sublicense and resell the RESX Services to its and their customers subject to the terms herein. AMEX shall have Customers execute an agreement no less restrictive or less protective of TRX than the minimum terms and conditions specified in Schedule A-B. In the event that AMEX makes any material changes to the terms and conditions specified in Schedule A-B, AMEX shall provide TRX with reasonable notice thereof and an opportunity to comment.

b. Branding. AMEX shall have the right to display the RESX Services using AMEX’s trademarks and other branding characteristics (including but not limited to the URL and domain name, tool bars, desktop icons, shortcuts and help screens), as determined by AMEX. The RESX Services must include the “Powered by RESX” logo (to be provided by TRX to AMEX) on the customer login screen in size and dimension mutually agreed to by both parties. All other references to TRX and RESX will be removed from the RESX Service sites.

c. Upgrades, Enhancements and Custom Modifications. All upgrades and enhancements to the RESX Service that are made generally available to TRX clients will be made available to AMEX at a date no later than they become available to TRX clients or distributors and at pricing, terms and conditions that shall be no less favorable than those offered to other TRX distributors with similar transaction volumes. AMEX will have full access to use and distribute all features and services of the RESX Service, as such use is determined by AMEX in its sole discretion. TRX reserves the right to charge an additional fee for any Custom Modifications, provided such Custom Modifications shall be documented and tested by the parties and accepted by AMEX in accordance with Exhibit L (Testing and Acceptance Procedures).

d. Functionality and GDS. TRX shall make commercially reasonable efforts to make available the same features and highly comparable functionality of the RESX Services to AMEX on each GDS including: SABRE, Apollo/Galileo, Worldspan, and Amadeus, and any other reservation systems that TRX may offer to its clients and distributors.

e. Restrictions. TRX reserves the right, in its sole discretion and with no less than thirty (30) days prior written notice to AMEX, to modify, discontinue, add, adapt, or otherwise change any design or specification of the RESX Service or TRX’s policies, procedures, and requirements specified in or related hereto; provided, however, AMEX shall have the right to provide any comments to TRX and to request that TRX continue to provide to AMEX such discontinued or otherwise unavailable portions of the RESX Service, at AMEX’s sole discretion, to the extent that such portions of the RESX Service are deemed valuable to AMEX. Further, TRX and AMEX acknowledge and agree to discuss TRX continuing to provide such portions of the RESX Service, if requested by AMEX. TRX agrees to provide a good faith estimate to AMEX the cost for continuing to provide such portions of the RESX Service exclusively for AMEX at AMEX’s own expense.

f. Limited Warranty and Limitation of Liability Applicable to RESX Web Fares Only. In the event AMEX chooses to offer RESX Web Fare (as such term is described in Schedule A-A), the following terms and conditions shall apply to the AMEX’s offering of such functionality:

i. WEB FARE BOOKING FUNCTIONALITY PROVIDED TO AMEX BY TRX HEREUNDER IS PROVIDED AS-IS, WITH NO WARRANTY OF ANY KIND OR NATURE. TRX MAKES NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE WEB FARE BOOKING FUNCTIONALITY, OR ANY OTHER MATTER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS, OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, QUALITY OR FITNESS FOR A

PARTICULAR PURPOSE. TRX DOES NOT WARRANT THAT ALL ERRORS CAN OR WILL BE CORRECTED, THAT THE WEB FARE BOOKING FUNCTIONALITY WILL OPERATE WITHOUT ERROR OR THAT THE WEB FARE BOOKING FUNCTIONALITY WILL MEET AMEX’S REQUIREMENTS.

ii. AMEX IS AWARE THAT OPERATION OF THE WEB FARE BOOKING SOLUTION IS DEPENDENT UPON TRX’S ABILITY TO ACCESS THE PROPRIETARY INTERNET SITES OF THIRD PARTIES. IN NO EVENT SHALL TRX BE LIABLE TO AMEX IN THE EVENT THAT A PORTION OR ALL OF THE WEB FARE BOOKING FUNCTIONALITY BECOMES UNAVAILABLE TO AMEX DUE TO CAUSES BEYOND THE CONTROL OF TRX INCLUDING, WITHOUT LIMITATION, UNAVAILABILITY CAUSED BY THE REQUEST OR ACTION OF THIRD PARTIES, TRX’S INABILITY THROUGH REASONABLE COMMERCIAL EFFORT (FUNCTIONALLY, BY FORCE OF LAW OR BY THREAT OF LEGAL ACTION) TO ACCESS CERTAIN PROPRIETARY INTERNET SITES OF THIRD PARTIES OR DOWNTIME, WHETHER OR NOT SCHEDULED, OF THIRD PARTY INTERNET SITES. IN THE EVENT OF SUCH UNAVAILABILITY, TRX SHALL HAVE THE RIGHT, IN TRX’S SOLE DISCRETION, TO SUSPEND OR TERMINATE THE WEB FARE BOOKING FUNCTIONALITY, IN WHOLE OR IN PART, IMMEDIATELY AND WITHOUT PENALTY.

iii. TRX SHALL NOT BE LIABLE TO AMEX FOR DAMAGES OF ANY KIND SUFFERED BY AMEX AS A RESULT OF AMEX’S USE OF THE WEB FARE BOOKING FUNCTIONALITY PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS BROUGHT AGAINST AMEX BY ANY THIRD PARTY. AMEX EXPRESSLY ACKNOWLEDGES THAT IN NO EVENT SHALL TRX INDEMNIFY AMEX FOR ANY THIRD PARTY CLAIMS WHATSOEVER.

3. USE OF MARKS.

Subject to the terms and conditions of this Attachment and the Agreement, AMEX hereby grants to TRX a limited, non-exclusive, non-transferable, worldwide, royalty-free license to use, reproduce, display, and transmit the AMEX Marks, as provided by AMEX, solely within the RESX Services, as specified and approved by AMEX in writing in advance. AMEX reserves the right to revoke this license at any time by providing TRX with written notice.

4. TRAINING & SUPPORT.

a. Sales and Marketing Training. TRX agrees to provide in-depth sales training and support to a reasonable number of AMEX personnel on no less than an annual basis as agreed by the parties. Such training shall include the provision of functional documentation. It is the intent of both parties that AMEX would be fully capable of independently selling, installing and providing first level customer service for the RESX Service (except for the obligations allocated to TRX hereunder). TRX will make its marketing and sales support personnel available to support AMEX in joint sales calls, as AMEX may reasonably request.

b. Administrator and Technical Support Training. In addition to the Sales and Marketing training specified in Section 4(a) of this Attachment, AMEX personnel shall be required to attend Administrator and Technical Support Training so that they may provide first level technical support to Customers. The training shall be conducted at the TRX facility and shall be provided at no additional charge for up to [*] qualified AMEX personnel per year. AMEX shall be responsible for all travel and related expenses associated with its participation in such training.

c. Administrator and Technical Support Certification. After completion of Administrator and Technical Support Training, each attendee at such training shall be required to take and pass an Administrator and Technical Support Training certification test which shall be no more stringent to AMEX personnel than that required of TRX personnel who perform the same or similar services. Such passage by [*] AMEX personnel shall be required before AMEX may use the RESX Services to set up ‘customer sites’ for Customers.

d. Annual Recertification. Annually, after initial certification, at no additional cost to AMEX (except for AMEX’s expenses in attending such training), AMEX’s personnel shall be required to attend additional administrator and technical support training and pass a recertification test. Failure to attend such training and pass such recertification test shall result in such AMEX personnel’s inability to access the RESX Services for purposes of setting up customer sites and supporting Customers. In the event any individual AMEX personnel fails to pass the recertification test, TRX agrees to re-administer the test after such personnel complete any additional training requirements requested by TRX. Any and all expense associated with such re-training and re-administration of tests shall be borne by AMEX.

e. Implementation Certification. After completion of the Administrator and Technical Support Training and certification, AMEX’s personnel designated by AMEX who have completed such training and certification shall participate in two (2) implementation projects. The criteria for receiving Implementation Certification shall be provided by TRX in writing.

f. AMEX Affiliates, Joint Venture Partners, Representatives and Affiliated Travel Agencies. The training and certification obligations of the parties as set forth in Subsections 4(a) – (e) above shall also apply to AMEX Affiliates, Joint Venture Partners, Representatives and Affiliated Travel Agencies acting as distributors of RESX Services to the same extent as they apply to AMEX.

g. Support. During the term of this Attachment, and in addition to the attached Service Level Agreement, TRX will provide the following maintenance and support services in connection with the RESX Services:

(i)	Electronic Support. TRX will provide reasonable consultation and support to AMEX’s Operational Representatives via the Internet in response to inquiries from AMEX regarding the operation of the RESX Services, including both technical and user issues, and consultation regarding how to use the Services to meet particular needs.

[*] - Confidential Treatment Requested

(ii)	Telephone Support. TRX will provide support by telephone in response to [*] or [*] for the RESX Services, as defined in the Service Level Agreement.

(iii)	Error Correction. In the event AMEX encounters an error, bug or malfunction in the RESX Services, AMEX shall promptly provide written notice to TRX, describing the problem and indicating the severity of same. TRX shall verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use its commercially reasonable efforts to correct the reported problem. Further, TRX agrees that it shall make all high priority errors known to AMEX in a reasonable timeframe after TRX becomes aware of such error. TRX MAKES NO REPRESENTATION OR WARRANTY THAT ALL BUGS, ERRORS OR MALFUNCTIONS CAN BE CORRECTED, NOR THAT THE RESX SERVICE WILL OPERATE ERROR FREE.

(iv)	On-Site Support. If, at AMEX’s request, the maintenance and/or support requires a visit to the AMEX’s facilities, AMEX shall bear all of TRX’s out-of-pocket expenses for travel, lodging, meals and similar costs, in addition to the on-site visit fee as set forth on Exhibit A (Pricing) of this Agreement.

h. Technical Representatives. AMEX shall designate [*] Technical Representatives (the initial Technical Representatives being named on Schedule A-C who will be the contact persons through which all support and/or problem communications will be made. AMEX’s Technical Representatives will train and support Customers. AMEX may, from time to time, change or add Technical Representatives, which change shall be effective only upon TRX’s receipt of written notice thereof. AMEX shall ensure that any appointed Technical Representative has successfully completed the TRX certification program.

i. Service Level Agreement. In addition to the requirements set forth in this Attachment, TRX agrees that its performance will meet or exceed each of the applicable terms of the Service Level Agreement, as the same may be modified by the parties from time to time, subject to the limitations and in accordance with the provisions set forth in this Agreement.

5. TERM AND TERMINATION.

a. Term. The term of this Attachment A shall be from the Effective Date until June 30, 2006. It shall automatically renew for successive one (1) year terms unless either party provides express written notice of termination of this Attachment at least one hundred eighty (180) days prior to the expiration of the then current term.

b. Effect of Termination. Upon termination of this Attachment: (i) except as necessary for AMEX to continue to support existing Customers during the Transition Period as specified in Section 5(e) of this Attachment A, AMEX shall immediately cease marketing, distribution and use of the RESX Services in accordance with this Attachment A and return all copies of documentation, marketing and other related materials to TRX; (ii) all rights and

[*] - Confidential Treatment Requested

licenses granted to AMEX hereunder solely for the servicing and support of Customers (as of the effective date of termination) shall continue; (iii) TRX shall prohibit AMEX’s access to the RESX Services for any Customers executing agreements to use RESX Services after the effective date of termination; (iv) all payments for RESX Services owed TRX shall continue to be due and payable according to the terms of the Agreement; (v) TRX shall cease all use of AMEX’s Marks; and (vi) TRX shall destroy (and certify in writing to AMEX such destruction) all RESX Service-related Customer Data or return such data to AMEX as requested by AMEX in writing; provided, however, TRX may retain such Customer Data solely for the purpose of supporting Customers’ sites and for providing Transition Assistance to AMEX.

c. Failure to Support Current Customers. Upon termination hereof, and solely in the event AMEX fails to support Customers or pay fees as required by this Attachment, TRX shall continue to process Customer’s transactions for a reasonable time (not to exceed sixty (60) days), or until such time as the Customer: (i) enters into a contract for RESX Services with a third-party; (ii) contracts directly with TRX for the provision of RESX Services; or (iii) provides written notice to TRX of its desire to no longer utilize the RESX Services.

d. Survival. Provisions hereof which by their context and content are intended to survive termination hereof shall so survive, including Section 5(b), Section 5(c) and Section 5(e) of this Attachment, and all Sections specified in Section 6(f) (Survival) of the Agreement.

e. Transition Services after Expiration or Termination. In connection with the termination of this Attachment for any reason (except for AMEX’s failure to pay, in which case TRX shall have no obligations under this Section 5(e)), TRX shall provide to AMEX such Transition Assistance as AMEX may reasonably request in order to provide an orderly transition from TRX to another supplier or in-house to AMEX, including but not limited to, a redirect of Customer’s URLs. In the event of expiration or termination of this Agreement due to a breach by TRX, the Transition Period during which TRX shall provide the Services to AMEX shall be [*] from the effective date of termination. In the event of expiration or termination of this Agreement except due to a breach by TRX, the Transition Period during which TRX shall provide the Services to AMEX shall be [*] from the effective date of termination. Except in the event of application of Section 5(c) of this Attachment, TRX agrees not to directly solicit Customers for online booking services during the Transition Period, unless expressly authorized by AMEX or Customers in writing.

f. Customer Attrition. TRX agrees that, at the written request of AMEX, TRX will assume the service and support for any RESX Service site should the Customer leave AMEX for any reason and such Customer shall be handled according to the terms of Section 5(c).

6. PORTAL INTEGRATION.

The parties agree that the following functionality in the RESX Services is available as of the Effective Date, which functionality makes the RESX Services compatible with AMEX’s proprietary portal that is distributed to Customers. The RESX Services shall:

[*]

[*] - Confidential Treatment Requested

[*]

7. FEE INCREASE.

After June 30, 2006, TRX may provide written notice to AMEX of TRX’s intention to increase fees for RESX Services. TRX shall limit any such increase to no more than [*] per year for [*]. This limitation on fee increases does not apply to [*]. TRX will provide such notice, including all details of the new pricing, at least [*] prior to expiration of the then current term. If the proposed new fees are unacceptable to AMEX, AMEX must provide written notice of termination of this Attachment at least [*] prior to the expiration of the then current term.

8. OTHER TERMS AND CONDITIONS.

a. Rules of Engagement for Customers. AMEX will be the point of contact for sales efforts to existing and prospective business travel service customers of AMEX regarding the RESX Services.

b. Testing and Test Sites. TRX further agrees to provide AMEX with additional RESX Service sites as mutually agreed by the parties (but in no case less than [*] for the purposes of sales demonstrations, configuration testing, performance monitoring and product testing. TRX reserves the right to restrict AMEX’s testing, provided such testing, in TRX’s sole and reasonable discretion, adversely impacts performance of the RESX Services generally in which case TRX will provide performance measurements that document the adverse impact to AMEX and work in good faith to enable AMEX to monitor TRX sites in ways that do not adversely impact the system. TRX also reserves the right to charge additional fees for GDS hits created or CPU/bandwidth usage as part of AMEX’s testing of the system.

c. Clearances and Fees for Features. To the extent that fees are required to be paid to third parties, with the exception of GDS fees, for the permissible use of any functionality,

[*] - Confidential Treatment Requested

feature or aspect of the Services obtained by TRX from third parties (other than Customers), TRX shall promptly secure such rights and pay all necessary clearance fees without additional charge to AMEX.

d. Reporting. TRX will provide AMEX with a monthly report in a mutually agreed upon electronic format containing the following information about each and every PNR created by Customers within the RESX Service:

User ID

Planner ID

AMEX name

Planner name

Corporate ID

PNR record locator

Traveler’s first and last name

PNRs created

In addition, TRX agrees to use commercially reasonable efforts to add to the information available in the monthly report to also include the booking date, the dates of travel, and whether the PNR included an air, car or hotel segment or any combination of the three. TRX will also provide a standard library of reports that are available to all RESX distributors. Upon request and for an additional fee, TRX will create Custom Modifications to reports for AMEX at the standard rates for custom programming found in Exhibit A (Pricing) to this Agreement.

e. Third-Party Content. TRX agrees that RESX as distributed by AMEX will not contain any links to any Internet Web sites or any third-party content that contains advertising or promotional material for any goods and services other than AMEX’s, except as specifically approved by AMEX in writing.

f. PRDS Integration. TRX agrees to retain and maintain a regular feed from AMEX’s Preferred Rate Database Service (“PRDS”) into RESX for the purpose of loading and updating information on client’s negotiated rates for individual hotel properties. AMEX shall provide TRX no less than sixty (60) days prior written notice (including provision of all relevant documentation at the time notice is given) before making any changes to the PRDS interface.

g. Service Fees by Vendor. TRX agrees to retain and maintain the functionality of RESX to display and total additional service fees that AMEX may wish to charge for any particular air, car or hotel vendor as configured and designated by AMEX across any and all Customer sites.

h. Preferred Supplier Uploads. TRX agrees to retain and maintain the ability to regularly upload databases of preferred supplier information in mutually agreed upon format into RESX, so that AMEX and Customers’ preferred suppliers will be highlighted and can be modified automatically by a database upload to the RESX system.

i. Mandatory Password Length. TRX agrees to retain and maintain RESX functionality to require that passwords have a minimum of [*] characters that are a mix of numbers and letters in order to allow end users into the system, and to have this be configurable as designated by AMEX across any and all Customer sites.

[*] - Confidential Treatment Requested

j. Development Input. TRX agrees to meet frequently and regularly as part of the RESX Advisory Board and as reasonably requested by AMEX to review status on RESX issues/bugs and to discuss the development and prioritization of new RESX features and enhancements. TRX agrees to take input and prioritization from AMEX on the development of new features and give it as much if not more weight and prioritization as that of TRX’s other clients and distributors.

9. SCHEDULES.

The following Schedules are attached to this Attachment A:

Schedule A-A        Service Description

Schedule A-B        Minimum Terms and Conditions

Schedule A-C        Technical Representatives

AGREED: TRX	AGREED: AMEX
Initial	Initial

SCHEDULE A-A

RESX SERVICE DESCRIPTION

RESX is defined as an interactive, automated travel information and reservation service for air, car and hotel bookings. It communicates directly with Sabre, Worldspan, Apollo/Galileo, and Amadeus GDSs in an application service provider format.

RESX Web Fares

The optional Web Fare Search functionality allows RESX Administrators to create rules within RESX that define the conditions under which a web fare search will launch when end users make travel reservations utilizing the RESX Services.

“Web Fare Booking” means any reservation booked through the RESX Services that is passed to a third party website, where the reservation information is retained in the RESX Services in order to build a passive segment in the PNR in the applicable GDS.

“Web Fare Search” means any air availability call made through the RESX Services that includes checking for an Internet fare, where AMEX’s RESX Services Administrator sets the conditions under which a search for Internet fares occurs.

RESX PROFILER

RESX PROFILER is optional functionality available for an additional fee. The Internet-based RESX PROFILER application allows the RESX Administrator to create a standard traveler profile template, store traveler profiles and synchronize changes to a specified GDS.

SCHEDULE A-B

MINIMUM TERMS AND CONDITIONS

Customer agreements pursuant to which AMEX provides RESX Services to Customers shall include terms and conditions substantially similar to the following terms and conditions:

1. TRAVEL SERVICES. We will provide the travel management products and services set forth in Exhibit A (the “Services”) to you and such of your subsidiaries and affiliates as set forth on Exhibit B (collectively, “Affiliates”). You may add or delete Services by executing an addendum, which must also be executed by us to be binding.

2. CONFIDENTIALITY.

a. Each party agrees (x) to keep confidential all the terms of this Agreement and any information of a confidential and proprietary nature that it receives from the other party in the performance of or in connection with this Agreement (collectively, “Confidential Information”), and (y) not to implement or incorporate any such information (in whole or in part) in any process or product, whether exploited commercially or solely for internal use. The foregoing confidentiality and restricted use obligations shall not apply to information that is: (i) necessary to be disclosed to a third party in order to perform this Agreement; (ii) travel data in an aggregate form or otherwise in a format that does not contain personally identifiable information; (iii) already known free of any restriction at the time it is obtained; (iv) subsequently learned from an independent third party free of restriction; (v) publicly available; or (vi) required by law or court order to be disclosed. Upon termination of this Agreement for any reason, you shall promptly cease all use of all of our Confidential Information in your possession or within your custody or control, including any of our or Provider’s software and related documentation, and return to us all such Confidential Information or destroy all such Confidential Information and certify such destruction to us in writing.

b. All rights not specifically granted in this Agreement are expressly reserved to us and/or our third-party providers of software and technology (each, a “Provider”). You acknowledge that certain Services allow access to and use of software and information that is protected by patent, copyright, trade secret or other intellectual property rights. You agree not to (and shall ensure that your Affiliates, employees, agents, contractors, representatives and other travelers do not) reproduce, retransmit, disseminate, sell, assign, rent, sublicense, distribute, publish, broadcast, circulate, demonstrate for commercial purposes, reverse engineer, disassemble, decompile, modify or commercially exploit the Services (in whole of in part) in any manner without our express written consent, nor to use the Services for any unlawful purpose or for any purpose contrary to the terms of this Agreement. You agree to comply with reasonable written requests by us to protect the Services and our contractual, statutory and common law rights in the Services. In the event of a breach of this section, the non-breaching party may seek injunctive relief. This entire confidentiality section shall survive any termination or expiration of this Agreement.

3. ASSIGNMENT. We may assign this Agreement, in whole or in part, to any of our parent, subsidiaries or affiliates or in the event of a sale of all or a substantial portion of the assets related to our United States corporate travel business. You may assign this Agreement to any of your Affiliates, provided that there is no material change in the number of Transactions (as defined in Exhibit A hereto) processed hereunder and your assignee has a net worth equal or greater to your net worth. We may subcontract some or all of the Services to third parties (which may include disclosing information about you or your employees for the purpose of providing such Services) or delegate our duties hereunder, in our discretion; provided, however, we shall remain responsible for all Services provided under this Agreement. Except as expressly permitted herein, neither party may assign this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party.

4. TECHNOLOGY. In connection with your use of our online products and services, the following terms and conditions apply:

a. We are not responsible or liable for any interruption of any data, information (including Third-Party Information), functionality or other aspect of our online products or services. We and our Provider shall use reasonable efforts to verify the cause of any errors in our online products or services reported by you. Our and our Provider’s sole obligation shall be to use reasonable efforts to correct the reported error. We and our Provider reserve the right, in our sole discretion, to modify, discontinue, add, adapt, or otherwise change any design or specification of our online products or services or any policies, procedures, and requirements specified in or related hereto. In the event of your unauthorized use or misuse of our online products or services, any disruption in our access to our online products or services, or your breach of your confidentiality obligations herein, we may immediately suspend your access to our online products or services. We may assign to our Provider all rights hereunder relating to confidentiality, unauthorized use, or material misuse of our online products or services. In the event of the termination or expiration of our third-party agreement with our Provider, and despite our use of all commercially reasonable efforts to reach mutual agreement on the implementation of a replacement booking tool, either party may terminate your rights to use our online products or services without penalty or further liability.

b. You are responsible for ensuring the confidentiality and security of all ID’s and passwords issued in connection with our online products or services. All reservations entered through and under your site ID, password key, user ID(s) and password(s) will be deemed to have been completed by you. You agree to maintain and provide us with a current list of all persons with site administration access to our online products or services.

5. LIMITATION OF LIABILITY.

a. Neither party shall be liable to the other party for any indirect, special, incidental, consequential, punitive, or exemplary damages of any kind, including lost revenues, loss of profits, or loss of business, arising from this Agreement or relating to the obligations hereunder. The Parties agree that the total damages that can be awarded in any claim, lawsuit, arbitration or litigation arising out of any and all causes of action brought by you relating to this Agreement shall not exceed the total of Fees paid by you in the twelve (12) months preceding the claim with respect to the specific Service(s) that is/are the subject of such claim, lawsuit, arbitration or litigation. We shall not be liable for any claims, losses or damages resulting from or arising out of a cause over which we have no control, including (i) any Provider’s or Supplier’s breach of contract, failure to comply with applicable laws, or acts or omissions; or (ii) any Force Majeure Event. “Supplier,” as used herein, means any entity providing travel services, including air, ground or water transport, accommodations, meals, tours, fulfillment, billing, settlement, or distributions services.

b. The Services are provided in part based upon information provided by you, Suppliers, and other third parties (“Third-Party Information”). We shall have no liability for the accuracy, completeness, timeliness or correct sequencing of any Third-Party Information, or for any decision made or action taken by you in reliance upon any Third-Party Information. Except as set forth in this Agreement, the Services are provided “AS IS”, and WE DISCLAIM ALL ORAL, WRITTEN, EXPRESS, IMPLIED AND STATUTORY WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE USE, MISUSE, OR INABILITY TO USE THE SERVICES, THEIR QUALITY, ACCURACY OR RELIABILITY, OR THEIR MERCHANTABILITY, TITLE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE SERVICES ARE ERROR FREE OR WILL BE OFFERED WITHOUT INTERRUPTION. This entire limitation of liability section shall survive any expiration or termination of this Agreement.

6. COMPLIANCE WITH LAW. You will comply with, and will assist us in complying with, all applicable laws, rules and regulations of local, state or federal governments (including export, privacy and data protection laws), any Suppliers, the Airlines Reporting Corporation (“ARC”) or the International Airlines Travel Agent Network (“IATAN”), as applicable. The Parties agree to take all reasonable measures to protect against the misappropriation or other misuse of ARC traffic documents, including ticket stock and identification plates. You are solely responsible for any debit memos issued as a result of your breach or alleged breach of this Section.

In the event that a Customer wishes to license the RESX Web Fares product, the following terms and conditions shall also be included in the Customer agreement:

WEB FARE BOOKING FUNCTIONALITY PROVIDED TO CUSTOMER BY US HEREUNDER IS PROVIDED “AS IS,” WITH NO WARRANTY OF ANY KIND OR NATURE. WE AND OUR PROVIDERS MAKE NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE WEB FARE BOOKING FUNCTIONALITY, OR ANY OTHER RELATED MATTER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS, OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER WE NOR OUR PROVIDERS WARRANT THAT ALL ERRORS CAN OR WILL BE CORRECTED, THAT THE WEB FARE BOOKING FUNCTIONALITY WILL OPERATE WITHOUT ERROR OR THAT THE WEB FARE BOOKING FUNCTIONALITY WILL MEET YOUR REQUIREMENTS.

YOU ARE AWARE THAT OPERATION OF THE WEB FARE BOOKING SOLUTION IS DEPENDENT UPON OUR ABILITY TO ACCESS THE PROPRIETARY INTERNET SITES OF THIRD PARTIES. IN NO EVENT SHALL WE BE LIABLE TO YOU IN THE EVENT THAT A PORTION OR ALL OF THE WEB FARE BOOKING FUNCTIONALITY BECOMES UNAVAILABLE DUE TO CAUSES BEYOND THE OUR

CONTROL, INCLUDING, WITHOUT LIMITATION, UNAVAILABILITY CAUSED BY THE REQUEST OR ACTION OF THIRD PARTIES, OUR INABILITY THROUGH REASONABLE COMMERCIAL EFFORT (FUNCTIONALLY, BY FORCE OF LAW OR BY THREAT OF LEGAL ACTION) TO ACCESS CERTAIN PROPRIETARY INTERNET SITES OF THIRD PARTIES OR DOWNTIME, WHETHER OR NOT SCHEDULED, OF THIRD PARTY INTERNET SITES. IN THE EVENT OF SUCH UNAVAILABILITY, WE SHALL HAVE THE RIGHT, IN OUR SOLE DISCRETION, TO SUSPEND OR TERMINATE THE WEB FARE BOOKING FUNCTIONALITY, IN WHOLE OR IN PART, IMMEDIATELY AND WITHOUT PENALTY.

WE SHALL NOT BE LIABLE TO YOU FOR DAMAGES OF ANY KIND SUFFERED BY YOU AS A RESULT OF YOUR USE OF THE WEB FARE BOOKING FUNCTIONALITY PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS BROUGHT AGAINST YOU BY ANY THIRD PARTY. YOU EXPRESSLY ACKNOWLEDGE THAT IN NO EVENT SHALL WE INDEMNIFY YOU FOR ANY THIRD PARTY CLAIMS WHATSOEVER.

SCHEDULE A-C

TECHNICAL REPRESENTATIVES

TRX RESX Representative:

Name:	Helen Porter
Title:	VP, Solutions Management & Application Development
Office Phone:	(404) 929-[*]
Fax:	404-929-[*]
E-mail Address:	[*]

AMEX RESX Representative:

Name:	Henry Blinder
Title:	VP, Online Strategy
Office Phone:	305-913-[*]
E-mail Address:	[*]

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ATTACHMENT B

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

CORREX SERVICES

This Attachment B to the Amended and Restated Services Agreement (“Attachment B”) provides the terms and conditions under which AMEX and its Affiliates shall have access to and use of the CORREX Services.

BACKGROUND

TRX provides travel-related reservation quality control, itinerary improvement, traveler notification and auto-ticketing (also known collectively as “mid-office processing”) services to its customers in a service bureau format. AMEX wishes to continue to utilize these service bureau services in its and its Affiliates’ businesses under the terms and conditions set forth in this Attachment and the Agreement.

1. DEFINITIONS.

a. “CORREX Services” means all of the services described in Schedule B-A attached hereto, for the processing of travel transactions worldwide. The CORREX Services include CORREX Mail.

b. “Service Bureau” means the service center facility owned by TRX that is located in Dallas, Texas and that will provide CORREX Services and CORREX data information to AMEX and its Affiliates hereunder.

2. SCOPE OF SERVICES.

a. Services. TRX shall provide the CORREX Services to AMEX and its Affiliates, together with any updates or enhancements to the CORREX Services, as soon as such updates and enhancements are offered generally by TRX. The CORREX Services shall be provided at the pricing set forth in Exhibit A to the Agreement, and in accordance with the terms of the Agreement and this Attachment, including without limitation, the service level requirements of Exhibit K and the security standards set forth in Exhibit C to the Agreement, as modified from time to time by AMEX, as such modifications are made known to TRX. In the event TRX wishes to modify any security-related feature of or process related to the CORREX Services, including, but not limited to change of the location of the Service Bureau (as reasonably determined by TRX), TRX shall provide sixty (60) days’ prior written notice to allow AMEX to conduct its required security assessments (including a physical site review) prior to any such modifications.

b. Security. As part of the CORREX Services, TRX shall maintain and enforce at the Service Bureau safety and physical security procedures that are (i) at least equal to industry standards for such types of service locations, (ii) at least as rigorous as those procedures in effect at such location as of the Effective Date, and (iii) which provide all appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of AMEX Data and all other data owned by AMEX or its Affiliates and accessible by TRX hereunder. AMEX shall have the right to establish back up security for data and to keep back up data and data files in its possession if it chooses at its own expense. If AMEX requests additional safeguards for AMEX Data other than as required by this Agreement, TRX shall provide such additional safeguards at AMEX’s expense, which shall be the actual cost of such additional safeguards. Without limiting the generality of the foregoing, TRX shall take all reasonable measures to secure and defend against “hackers” and others who may seek to modify, or access the Service Bureau, the CORREX Services or any AMEX Data or information found therein without the consent of AMEX, and to correct same to its original form in the event that it is modified without the consent of AMEX. TRX shall report to AMEX in a timely fashion any breaches of security, unauthorized changes to or access to the Service Bureau, the CORREX Services or AMEX Data that has or is likely to disrupt, cause embarrassment to AMEX, AMEX Affiliates or any Customers or in any way diminish the quality of the CORREX Services provided hereunder. TRX shall use reasonable efforts to remedy such breach of security or unauthorized changes within [*] of any such breach of security or unauthorized changes.

c. Service Bureau. The software necessary to provide and support the CORREX Services will at all times hereunder run and reside at the Service Bureau. The software will be run by TRX according to the provisions of this Agreement and such other of AMEX’s specific needs and requests as are mutually determined and agreed by the parties. TRX shall provide AMEX with written, online monthly data compilation reports with such detail as reasonably specified by AMEX.

d. GDS. The CORREX Services will include adaptations for use with all GDS systems including, but not limited to, Amadeus, Apollo/Galileo, Sabre and Worldspan.

e. Routines. AMEX may request specific AMEX-Specific Routines, and TRX agrees to negotiate in good faith with AMEX towards the development of such AMEX-Specific Routines and AMEX agrees to pay for such requested AMEX-Specific Routines at the prices set forth in Exhibit A (Pricing). AMEX and its Affiliates are entitled to exclusive use of these new AMEX-Specific Routines, and TRX may not license, resell, lease, transfer or otherwise distribute these new AMEX-Specific Routines, for not less than [*] after implementation and acceptance in accordance with Exhibit L (Testing and Acceptance Procedures). In the event TRX makes such new AMEX-Specific Routines available for any third-party or general use, TRX shall pay to AMEX, immediately upon receipt by TRX of payment from its customers (if applicable), amounts equal to (i) [*], in full satisfaction of TRX’s obligations hereunder. TRX and AMEX may agree in writing, prior to the development of any AMEX-Specific Routine, to develop an AMEX-Specific Routine at a rate less than that set forth in Exhibit A and the parties may further agree correspondingly to limit exclusivity to less than [*].

3. SUPPORT SERVICES.

a. Services Provided. During the term of this Agreement, and in addition to the attached Service Level Agreement, TRX will provide the following maintenance and support services in connection with the CORREX Services:

(i) Electronic Support. TRX will provide reasonable consultation and support over the Internet regarding the operation of the CORREX Services, including both technical and user issues.

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(ii) Error Correction. In the event AMEX encounters an error, bug or malfunction in the CORREX Services, AMEX shall use the online issue tracking tool provided by TRX to describe the problem and indicate AMEX’s assessment of the severity of same. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use its reasonable efforts to correct the reported problem.

b. Training. TRX shall conduct web-based, interactive, train-the-trainer sessions for AMEX personnel upon payment of the implementation fee specified by TRX. AMEX shall be responsible for its own travel, living and other expenses associated with such training.

c. Responsibilities of AMEX. Throughout the term of this Attachment, and as a condition of TRX’s obligation to provide CORREX Services under this Attachment, AMEX agrees that it will:

(i) Provide all information reasonably requested by TRX to assist in identifying and solving reported errors;

(ii) Designate two operational AMEX Representatives (the initial AMEX Representatives being named on Schedule B-B) who will be the contact persons through which all support and/or problem communications will be made. AMEX may, from time to time, change one or both of the designated AMEX Representatives, which change shall be effective only upon TRX’s receipt of written notice thereof. At no time shall there be more than two operational AMEX Representatives. AMEX shall ensure that any appointed operational AMEX Representative is knowledgeable in the operation and use of the CORREX Services, any operating system(s) and hardware installed at the AMEX’s site used to access the CORREX Services; and

(iii) Follow, in all material respects, all of TRX’s written (including e-mail) installation, operation and maintenance instructions.

4. [*]

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[*]

5. [*]

[*]

6. MIGRATION OF ADDITIONAL BUSINESS.

a. AMEX agrees to implement the CORREX Services for the business volumes of the following AMEX Business Travel Division operations no later than January 31, 2006; provided such implementation is technically feasible and commercially reasonable: AMEX Interactive, AMEX Canada, AMEX Australia and AMEX Europe, including the United Kingdom, Brussels, Netherlands, Luxemburg, Spain, Germany, Austria, Italy, France, Denmark, Sweden, Switzerland, and Norway. If on February 1, 2006 AMEX has not successfully migrated at least [*] of the total transaction volumes for the aforementioned operations in accordance with this Section 6, then TRX has the right to amend the CORREX pricing to [*] per unique PNR. Furthermore, any adjustments to the CORREX Services pricing will become effective February 1, 2006. Notwithstanding the foregoing, the migration of AMEX volume is subject to AMEX’s acceptance pursuant to Section 3 (Acceptance) of the Agreement of the CORREX Services with respect to each such AMEX Business Travel Division.

b. TRX and AMEX agree for the purposes of this Section 6 that AMEX has at least [*] million available transactions a year and a conservative monthly run rate for this total is [*]. TRX and AMEX agree to use this transaction model as its basis for determining the success or failure of the business migration as of January 31, 2006.

c. The parties agree that TRX deems AMEX’s fulfillment of its obligations under these Sections 5 and 6 of this Attachment B to be a material inducement to enter into and part of the consideration for this Agreement and is the essence of the contract. AMEX’s failure to meet its obligations under this Section 6 shall be deemed a material breach of this Agreement.

7. ANNUAL FEE INCREASE.

In the event that TRX provides verifiable data that the CORREX Services meet the Productivity Threshold, TRX may, no more than annually (where such annual period is determined by the

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anniversary of the Effective Date) during the term of this Attachment, in its reasonable discretion and upon at least thirty (30) days’ prior written notice to AMEX, increase the fees for CORREX Services but by no more than [*].

8. TERMINATION.

a. Effect of Termination. Upon termination of this Attachment: (i) except as necessary for AMEX to continue to support existing customers during the Transition Period as specified in Section 6(d) of the Agreement, AMEX shall immediately cease use of the CORREX Services and return all copies of documentation, marketing and other related materials to TRX; (ii) all rights and licenses granted to AMEX hereunder solely for the servicing and support of Customers shall continue until the end of such transition period; (iii) all payments for CORREX Services owed TRX shall continue to be due and payable according to the terms of the Agreement; and (iv) TRX shall destroy (and certify in writing to AMEX such destruction) all CORREX Service-related AMEX Data or return such data to AMEX as requested by AMEX in writing.

b. Survival. Provisions hereof which by their context and content are intended to survive termination hereof shall so survive, including Section 8(a) of this Attachment, and all Sections specified in Section 6(f) (Survival) of the Agreement.

9. SCHEDULES.

The following Schedules are attached to this Attachment B.

Schedule B-A        Service Description

Schedule B-B        Operational Representatives

AGREED: TRX	AGREED: AMEX
Initial	Initial

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SCHEDULE B-A

SERVICE DESCRIPTION

CORREX Services included in the Standardized Pricing (in Exhibit A to the Agreement):

Standard Quality Control:	TRX pre-defined library of standard quality control Routines;

Low Fare Search:	TRX pre-defined scheduled search of GDSs for available lower fares for booked and alternate itineraries, before and after ticketing;

Seat Search:	TRX pre-defined comparison of travelers’ standard formatted seat preference PNR remark with actual seat assignment and current seat map availability; either generates initial seat booking or continues to rebook non-preferred seats until preferred seats become available;

Waitlist Clearance:	TRX pre-defined program that automatically clears waitlisted segments or confirms cleared waitlisted segments by routinely monitoring last seat availability for inventory changes;

CORREX Reports:	TRX web-based standard report library accessible by AMEX through a password protected website;

Standard Auto-Ticketing:	Standard automated ticketing routine for the issuance of single ticket PNRs in accordance with TRX pre-defined auto-ticketing standards;

FFY Upgrades:	TRX defined automated FFY and scheduled upgrade for qualified frequent-flyers on selected airlines and GDS systems; and

CORREX Support:	[*] hours per month of support (including troubleshooting and PNR processing inquiries, CORREX implementations) and development of AMEX-Specific Routines.

Value Added CORREX Services that are not included in the Standardized Pricing:

CORREX Mail:	TRX pre-defined itinerary/invoice e-mail delivery;

SmartAlert:	Pre-departure notification and reminder for non-refundable ticket holders via CORREX Mail;

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CORREX data mining and storage:	CORREX is utilized to extract, store, and update non-standard CORREX databases or files;

CORREX 3rd party database or file transfer:	CORREX is required to import/export, transfer or receive non-CORREX databases or files; and

CORREX non-quality control Routine requests:	CORREX scripts or Routines are developed to execute a procedure not related to PNR quality control for auto-ticketing purposes.

SCHEDULE B-B

OPERATIONAL REPRESENTATIVES

TRX CORREX Representative:

Name:	Daniel Gomez
Title:	Senior Manager Service Bureau Operations
Office Phone:	214-346-[*]
Fax:	214-346-[*]
E-mail Address:	[*]

AMEX CORREX Representative:

Name:	Shari M. Weber
Title:	VP, Solutions Management
Office Phone:	713-954-[*]
E-mail Address:	[*]

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ATTACHMENT C

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

TRANXACT SERVICES

This Attachment C to the Amended and Restated Services Agreement (“Attachment C”) provides the terms and conditions under which TRX will provide the TRANXACT Services to Customers on behalf of AMEX and its Affiliates.

BACKGROUND

TRX is an outsource travel fulfillment provider fully appointed by the Airlines Reporting Corporation (“ARC”) and the Internal Airlines Transportation Association (“IATA”) engaged in the general business of handling en route changes and ticketing of domestic and international passenger transportation, lodging, car rentals and other ancillary services. AMEX has requested that TRX provide certain paper ticketing printing and distribution to AMEX’s and its Affiliates’ Customers, subject to the terms and conditions of this Attachment.

1. DEFINITIONS.

a. “TRANXACT Services” means paper ticket printing, packaging and shipping services, as described in Schedule C-A.

2. TRX SERVICES.

a. TRX agrees to provide the TRANXACT Services on the terms and conditions provided herein following acceptance thereof by AMEX in accordance with the TRANXACT testing and acceptance procedures previously agreed to by the parties.

b. TRX agrees to fulfill its obligations as set forth in Schedule C-C.

c. The TRANXACT Services will be provided in accordance with the performance requirements set forth in the Service Level Agreement.

d. TRX will provide AMEX with a primary point of contact for communications with AMEX who will be available for monthly status meetings called at AMEX’s request. TRX will notify AMEX at least fourteen (14) days prior to any change in the primary point of contact. The initial primary point of contact is specified in Schedule C-B.

e. TRX will install and maintain the software, hardware and telecommunications equipment (the “TRX Products”) at either its [*] or [*] facilities, as determined by TRX. Upon at least sixty (60) days’ prior written notice to allow AMEX to conduct its required security assessments (including a physical site review), TRX shall have the right to install any of the TRX Products at any other facility. All such TRX Products are and will remain the property of TRX and AMEX will obtain no rights therein by virtue of this Agreement or otherwise.

f. TRX will provide AMEX with the customized reports regarding the performance of the TRANXACT Services as specified in Schedule C-C attached hereto.

g. TRX will work with AMEX to ready the TRANXACT Services for a full launch by a date set by AMEX (the “Launch Date”), provided, however, that AMEX provides all

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information reasonably requested by TRX and provides the deliverables set forth in Schedule C-D in preparation of the Launch Date. Within thirty (30) days of the Effective Date, AMEX will provide to TRX written notice of the date of the Launch Date, which will be no later than June 1, 2005.

3. AMEX OBLIGATIONS.

a. AMEX will provide the deliverables as set forth on Schedule C-E attached hereto and such other ticket deliverable-related items that are reasonably requested by TRX.

b. AMEX will provide TRX with a primary point of contact for communications with TRX. AMEX will notify TRX in writing at least fourteen (14) days prior to any change in the primary point of contact. The initial primary point of contact is specified in Schedule C-B.

c. AMEX will provide additional infrastructure and support systems as necessary to accommodate increased usage (e.g. additional GDS lines, additional equipment, etc.).

d. AMEX will work cooperatively with TRX to gain ARC TFL designation for the Apollo/Galileo GDS.

4. SCHEDULED MAINTENANCE.

TRX will have the right to perform monthly maintenance on the software, hardware and telecommunications equipment at its facilities which it uses to perform the TRANXACT Services. The parties acknowledge that the TRANXACT Services may not be available during such maintenance period. TRX shall notify AMEX with dates and times for the maintenance period, which shall be not more than [*] per month and which shall occur between the hours of [*].

5. SCOPE CHANGES.

If TRX believes that it has been requested to perform work which constitutes a Scope Change (as defined below), or if AMEX requests a Scope Change in writing, TRX may request additional compensation for such Scope Change by submitting a written request to AMEX for approval for the Scope Change and the additional compensation prior to the commencement of any such additional work and in accordance with Exhibit L (Testing and Acceptance Procedures). For the purposes of this Agreement, “Scope Change” means any change that is a modification of the TRANXACT Services, requires additional staff, materially impacts processing time or materials or requires software changes or development related to the TRANXACT Services. Unless otherwise stated in an amendment formalizing a Scope Change, all software changes and development required under a Scope Change will be the property of TRX as contemplated under Section 2(b) of this Agreement and will be subject to acceptance in accordance with Exhibit L (Testing and Acceptance Procedures). As an example of a potential Scope Change, in the event that AMEX requests additional services or additional integration of technology, TRX may, pursuant to this process, request a Scope Change.

6. [*]

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7. TERMINATION.

a. Effect of Termination. Upon termination of this Attachment: (i) except as necessary for AMEX to continue to support existing customers during the Transition Period as specified in Section 6(d) of the Agreement, AMEX shall immediately cease use of the TRANXACT Services and return all copies of documentation, and other related materials to TRX; (ii) all rights and licenses granted to AMEX hereunder (as of the effective date of termination) shall continue until the end of the transition period; (iii) all payments for TRANXACT Services owed TRX shall continue to be due and payable according to the terms of the Agreement; and (iv) TRX shall destroy (and certify in writing to AMEX such destruction) all TRANXACT Services-related AMEX Data or return such data to AMEX as requested by AMEX in writing.

b. Survival. Provisions hereof which by their context and content are intended to survive termination hereof shall so survive, including Section 7(a) of this Attachment, and all Sections specified in Section 6(f) (Survival) of the Agreement.

8. SCHEDULES.

The following Schedules are attached to this Attachment C:

Schedule C-A        Description of Services

Schedule C-B        Primary Point of Contact

Schedule C-C        Customized Reports

Schedule C-D        AMEX Deliverables

AGREED: TRX	AGREED: AMEX
Initial	Initial

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SCHEDULE C-A

DESCRIPTION OF SERVICES

TRX will provide the following TRANXACT Services: print those PNRs queued to a designated printing queue and assemble the paper tickets, print the mini-itinerary, package the ticket and itinerary in a AMEX-provided ticket jacket and envelope and then ship the ticket via AMEX’s selected courier service for overnight delivery (currently United Postal Service hereinafter “UPS”). UPS will provide the shipping envelope, necessary documentation and pick up the completed packages for shipment.

TRX shall evaluate any requested changes to the TRANXACT Services to determine whether such changes are Scope Changes as defined in Section 5 of Attachment C.

SCHEDULE C-B

PRIMARY POINTS OF CONTACT

TRX TRANXACT Representative:

Name:	Demme Wiggins
Title:	Vice-President, Transaction Processing Operations
Office Phone:	404-327-[*]
Fax:	404-929-[*]
E-mail Address:	[*]

AMEX TRANXACT Representative:

Name:	Bob Lienert
Title:	VP, SDO
Office Phone:	602-537-[*]
E-mail Address:	[*]

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SCHEDULE C-C

CUSTOMIZED REPORTS

TRX and AMEX agree that TRX will provide [*] monthly report detailing the printing and shipping of tickets processed. Additional reports may be requested by AMEX. If such reports are reasonable in nature and not outside the normal course of business for the TRANXACT Services provided, TRX will use reasonable efforts to provide the requested reports within [*] days of the request. Should any AMEX requested report be outside the limits stated above, the request will be considered a Scope Change and will be treated in accordance with Section 5 of Attachment C.

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SCHEDULE C-D

AMEX DELIVERABLES

(a) Paper consumables, including but not limited to ticket stock, ticket jackets and envelopes (to be paid directly to the supplier by AMEX) as required for the distribution and fulfillment of AMEX tickets.

(b) Postage (paid directly by AMEX to U.S. Postal Service) and courier fees, if any.

(c) Overnight and expedited delivery of travel documents to customers, to be billed directly to AMEX. AMEX will be responsible for any chargebacks or charges not paid by the customer.

AMEX RESPONSIBILITIES

[*]

TRX RESPONSIBILITIES

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ATTACHMENT D

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

WORKFLOW MANAGER

This Attachment D to the Amended and Restated Services Agreement (“Attachment D”) provides the terms and conditions under which AMEX and its Affiliates shall have access to and use of the Workflow Manager Services:

BACKGROUND

TRX provides an interactive agent productivity tracking and workflow management solution in an application service provider format. AMEX wishes to utilize the Workflow Manager Services in its and its Affiliates’ business under the terms and conditions set forth herein. For good and valuable consideration, the parties agree as follows:

1. DEFINITIONS.

a. “Workflow Manager” means the service provided by TRX that provides access, use and support of software to and for AMEX over the Internet, as described in Schedule D-A.

2. GRANT OF RIGHTS.

a. AMEX Rights. On the Effective Date, TRX grants to AMEX, and AMEX accepts, a nonassignable, nontransferable, nonexclusive, limited right for AMEX to access and use Workflow Manager solely for AMEX’s and its Affiliates’ internal use during the term of this Attachment, subject to the provisions of this Agreement. This right is personal to AMEX.

b. Proprietary Notices. AMEX agrees not to remove, alter or conceal any product identification, copyright notices, or other notices or proprietary restrictions from the documentation provided to AMEX by TRX, and to reproduce any and all such notices on any copies of such materials.

c. Installation. TRX has no responsibility for providing AMEX with any computer hardware or other equipment. AMEX shall be solely responsible for providing a proper environment to utilize Workflow Manager, for which TRX will provide specifications to AMEX.

d. Reservation of Rights. TRX reserves the right, in its sole discretion and with prior written notice to AMEX, to modify, discontinue, add, adapt, or otherwise change any design or specification of Workflow Manager and/or TRX’s policies, procedures, and requirements specified in or related hereto.

e. Rights to Updates. AMEX shall be entitled to use Workflow Manager under this Agreement as it is later updated or modified, provided such updates or modifications are made generally available to all customers of Workflow Manager.

f. Rights to New Functionality. From time to time TRX may introduce new functionality into Workflow Manager. Provided such new functionality is offered to all customers for an additional fee, such new functionality shall be available to AMEX for the same such fee specified by TRX. AMEX shall be under no obligation to acquire such new functionality.

g. Acceptance. The procedures and criteria for acceptance of Workflow Manager are set forth in Exhibit L (Testing and Acceptance Procedures).

3. CUSTOMER SUPPORT SERVICES.

a. Services Provided. During the term of this Attachment, and in addition to the attached Service Level Agreement, TRX will provide in connection with the Workflow Manager Services the following support services to AMEX’s Operational Representatives, who will provide first level support to AMEX’s personnel:

(i)	Electronic Support: TRX will provide reasonable consultation and support over the Internet regarding the operation of Workflow Manager, including both technical and AMEX issues.

(ii)	Telephone Support: In the event AMEX encounters a problem that its Operational Representatives (as described below) are unable to resolve, such Representatives shall have access to telephone support during TRX’s normal business hours.

(iii)	Error Correction: In the event AMEX encounters an error, bug or malfunction in Workflow Manager, Operational Representatives shall use the online problem tracking tool provided by TRX to describe the problem and indicate AMEX’s assessment of the severity of same. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use its reasonable efforts to correct the reported problem.

b. Training. TRX shall conduct training sessions at a location to be specified by TRX, for up to [*] AMEX personnel upon a mutually agreed upon schedule to be finalized after TRX’s receipt of the first invoiced payment. AMEX shall be responsible for its own travel, living and other expenses associated with such training.

c. Responsibilities of AMEX. Throughout the term of this Attachment, and as a condition of TRX’s obligation to provide Workflow Manager under this Attachment, AMEX agrees that it will:

(i)	Provide all information reasonably requested by TRX to assist in identifying and solving reported errors.

(ii)	Designate [*] Operational Representatives (the initial Representatives being named on Schedule D-B) who will be the contact persons through which all support and/or problem communications will be made. AMEX may, from time to time, change [*] of the designated Operational Representatives, which change shall be effective only upon TRX’s receipt of written notice thereof. At no time shall there be more than [*] Operational Representatives. AMEX shall ensure that any appointed Operational Representative is knowledgeable in the operation and use of Workflow Manager, any operating system(s) and hardware installed at the AMEX’s site used to access Workflow Manager.

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4. TERMINATION.

a. Effect of Termination. Upon termination of this Attachment: (i) AMEX shall immediately cease use of WorkFlow Manager and return all copies of documentation and other related materials to TRX; and (ii) all payments for WorkFlow Manager owed TRX shall continue to be due and payable according to the terms of the Agreement.

b. Survival. Provisions hereof which by their context and content are intended to survive termination hereof shall so survive, including Section 4(a) of this Attachment, and all Sections specified in Section 6(f) (Survival) of the Agreement.

5. SCHEDULES.

The following Schedules are attached to this Attachment D:

Schedule D-A        Description of Services

Schedule D-B        Operational Representatives

AGREED: TRX	AGREED: AMEX
Initial	Initial

SCHEDULE D-A

DESCRIPTION OF SERVICES

WorkFlow Manager is an Internet-based task distribution and productivity tracking tool which allocates PNR processing tasks to individual agents based upon availability and skill sets, tracks the task completion time, and provides reports segmented by task category and individual agent.

ADMINISTRATION

TRX will administer the system on behalf of AMEX. System administration includes system queue and category configuration as well as user information. Agent roles, daily reassignment changes as required to address fluctuating workloads as well as password resets for existing users are considered daily management tasks and are administered by AMEX.

MINIMUM SYSTEM REQUIREMENTS

Supported Operating Systems: [*]

Minimum Processor Required: [*]

Operating System	Minimum RAM Required
Windows [*]	[*]

Windows [*]

Windows [*]

Windows [*]

Windows [*] [*]

Windows [*]

GDSs Supported: [*]

ADDITIONAL REQUIREMENTS:

AMEX, at its own expense, must provide TRX with a minimum of [*] Terminal Address (“TA”) [*] from which queues will be monitored using WorkFlow Manager. TRX is unable to provide the WorkFlow Manager Services [*]. The processing time of Workflow Manager is directly affected by the number of TAs provided by AMEX. In order to process PNRs in [*] or less, AMEX should provide [*] TA per 2000 PNRs on queue. Fewer TAs will slow the distribution of PNRs to agents. TRX will not be responsible for any missed ticketing deadlines.

[*] - Confidential Treatment Requested

SCHEDULE D-B

OPERATIONAL REPRESENTATIVES

TRX WORKFLOW Representative:

Name:	John Dean
Title:	Manager, EAD
Office Phone:	404-929-[*]
Fax	404-929-[*]
E-mail Address:	[*]

AMEX WORKFLOW Representative:

Name:	Bob Lienert
Title:	VP, SDO
Office Phone:	602-537-[*]
E-mail Address:	[*]

[*] - Confidential Treatment Requested

EXHIBIT A

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

PRICING

1.	RESX PRICING.

RESX Implementation Fee: [*]

RESX Booking Fee: [*]

“RESX Booking” means a unique PNR either created using the RESX Services or imported to the RESX database.

Web Fare Booking Fees: [*] Web Fare Booking (as defined in Schedule A-A)

(Note: The Web Fare Booking Fee is in addition to a RESX Booking Fee of [*], for a total of [*] per Booking.)

Web Fare Search Fee:	[*] per Web Fare Search

Other RESX Fees

On-site Visit	[*]

Additional Training

Custom Work

Site Administration Assistance

Implementation Assistance

Integration Assistance

2.	CORREX STANDARDIZED PRICING.

Per PNR pricing for the CORREX Services is determined by the number of times a PNR is processed by the CORREX Services and whether Value Added Services (as defined below) are utilized. A volume price break occurs after the first [*] million PNRs are processed in any given calendar year during the term of the Agreement.

PNR processed by CORREX	Price per PNR For the first [*] Million PNRs Processed in a Calendar year	Total
[*]

[*] - Confidential Treatment Requested

PNR processed by CORREX	Price per PNR after the first [*] million PNRs have been processed in a Calendar year	Total
[*]

Please note:

(1) In the event that AMEX surpasses the estimated volume of [*] million PNRs processed in a calendar year, the parties agree to meet to plan improvements to TRX infrastructure and allocate costs related to those improvements. In the event that the parties cannot agree upon such improvements or the allocation of such costs, either party reserves the right to terminate this Agreement or this Attachment without any penalty.

(2) CORREX pricing includes [*] hours per month of support and development of AMEX-Specific Routines [*]. Additional hours will be billed at [*].

(3) For clarity, the [*] price per PNR after the first [*] million PNRs applies only to those PNRs in excess of [*] million. There is no [*] for the first [*] million.

CORREX Value Added Pricing

SmartAlert – determines whether the fare ticketed is refundable and if so, places the record on a specified queue for a fee of [*] per record placed on the specified queue; with a pre-determined regularity, the designated records are reviewed and the traveler is notified via email that the ticket is nonrefundable, the fee is [*] per email notification sent.

CORREX Mail - TRX pre-defined itinerary/invoice e-mail delivery for a fee of [*] per email generated.

TRX offers additional CORREX Value Added Services for additional fees.

3.	TRANXACT PRICING AND PAYMENT TERMS.

The fee for the TRANXACT Service is [*] per ticket. All TRANXACT Service fees will be [*] using the same methodology adopted for the CORREX Service fee forecasting amounts.

4.	WORKFLOW MANAGER PRICING AND PAYMENT TERMS.

The access fee for WorkFlow Manager is [*] per user per year.

AMEX will make a [*] payment to TRX on the Effective Date of this Agreement in the amount of [*], which equals [*]

[*] - Confidential Treatment Requested

users to have access to WorkFlow Manager until [*]. Contingent upon acceptance of WorkFlow Manager by AMEX in accordance with Exhibit L (Testing and Acceptance Procedures), [*] days after the Effective Date, AMEX will make the remaining payment of [*] for such [*] users. In the event AMEX does not accept WorkFlow Manager according to the terms of Exhibit L, AMEX will cease use of WorkFlow Manager, and the [*] payment of [*], if already made, shall be refunded to AMEX.

AMEX may elect to increase the number of users, at any time upon prior written notice, up to [*] users for a maximum [*] fee of [*]. The first [*] users will be charged [*] per year, with the remaining [*] users added [*]. All fees are paid [*] with a [*] invoicing cycle to account for users added during the preceding [*] and all fees will be prorated as to allow all user licenses added to expire on the same day. For example, if AMEX adds [*] users during the [*], TRX will invoice AMEX at the beginning of [*] a prorated portion of the [*] per user fee to cover the cost for the applicable [*] users through [*] of that year.

[*] - Confidential Treatment Requested

EXHIBIT B

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

ESCROW AGREEMENT

The escrow agreement between TRX and DSI Technology Escrow Services, executed on May 9, 2003, to which AMEX is a Preferred Beneficiary is attached hereto.

EXHIBIT C

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

SECURITY STANDARDS AND PROTOCOL

Information Protection Requirements

Notwithstanding anything to the contrary contained in the Agreement to which this Exhibit C is attached and incorporated into, and in addition to and not in lieu of other provisions in the Agreement governing the treatment of AXP Data (as defined below) by TRX (referred to in this Exhibit C as “Vendor”), Vendor agrees to comply with all of the provisions of this Exhibit C and to cause all Vendor employees and Vendor agents, representatives, or subcontractors, and their respective employees, or any other party to whom Vendor may provide access to or disclose AXP Data (collectively and individually, “Vendor Disclosees”) to comply with all of the provisions of this Exhibit C.

“AXP Data” means [*].

1)	Vendor warrants that, where required by applicable law, Vendor’s registrations with relevant regulatory bodies are current and adequate for the services to be supplied under the Agreement.

2)	General.

a)	All AXP Data remains at all times the sole property of AXP.

b)	Vendor agrees to implement appropriate and reasonable measures designed to ensure the security and confidentiality of AXP Data, to protect AXP Data against any anticipated threats or hazards to the security or integrity of AXP Data, and to protect against unauthorized access to, or use of, AXP Data.

c)	Vendor must not [*].

d)	Except as required for backup and archival purposes, for a period not to exceed [*], Vendor must not retain all or any portion of the AXP Data, in any manner whatsoever, nor permit any parent, subsidiary, affiliate, third-party, agent, employee or contractor, or their respective agents or employees to retain any such information, beyond the completion of performance of Vendor’s obligations under the Agreement.

[*] - Confidential Treatment Requested

e)	Vendor must not use the AXP Data for any purpose other than the purpose for which AXP Data was provided to Vendor as set forth in the Agreement and must cause all Vendor employees, agents, representatives, or any other party to whom Vendor may provide access to or disclose AXP Data to limit the use of AXP Data to that purpose.

f)	Vendor agrees to use commercially reasonable efforts to comply with all applicable AXP security policy standards and procedures as determined by AXP and provided to Vendor.

g)	Vendor must cause each Vendor Disclosee who is granted access to AXP Data to sign the Confidentiality and Workstation Rules Agreement attached hereto as Annex 1 or a document with substantially similar terms and conditions, and Vendor must cause each such Vendor Disclosee to comply with its terms.

3)	Transfer to Third Parties.

a)	Vendor must not disclose AXP Data to any subcontractor, service provider, or any other third-party (“Third-Party”) without the prior approval of AXP unless such transfer of AXP Data to a Third-Party by Vendor is for the sole purpose of fulfilling Vendor’s obligations under the Agreement.

b)	Vendor must not assign, transfer, or otherwise disclose AXP Data to a Third-Party prior to causing the Third-Party to execute a binding document committing the Third-Party to comply with the Information Protection Requirements set forth in this Exhibit C.

4)	Indemnity.

a)	Vendor will indemnify AXP for any loss or misuse of AXP Data by Vendor or its employees or by any Third-Party to which Vendor discloses AXP Data.

5)	Physical Security Controls. Vendor must document and maintain adequate:

a)	Physical security controls over all vendor facilities where AXP Data is filed or stored. Examples include [*] as appropriate under applicable law.

b)	[*]

c)	Security and environmental controls over all [*] which will be used in conjunction with AXP Data, including restricting access to only approved staff.

6)	Data Security Controls. Vendor must document and maintain adequate:

a)	Data security controls, such as but not limited to [*]

[*] - Confidential Treatment Requested

[*]. Vendor must ensure at each site that appropriate data controls are implemented and that no shared environments exist with other businesses for all [*].

b)	Retention processes and policies for all security data events (i.e., reports) in accordance with legal and regulatory requirements. Examples include: [*].

c)	Controls in configuring and operating voice systems, especially as regards [*].

7)	Disaster Recovery.

a)	Vendor must have a documented, tested disaster recovery plan upon written request and must provide documentation of its disaster recovery plan to AXP for review and approval by AXP. Vendor must notify AXP of any revisions made to Vendor’s disaster recovery plan.

b)	Vendor’s disaster recovery plan must include [*].

c)	Vendor’s disaster recovery plan must be designed to recover business operations from a disaster.

d)	With respect to Sections 7(d), 7(e), and 7(f), [*], and Vendor’s written agreement, Vendor must ensure all disaster recovery plans are tested at least once each year. Upon written request, Vendor must provide to AXP the plans for all disaster recovery tests and documentation of disaster recovery test results.

e)	Vendor agrees that AXP or a designated third-party may attend and/or review recovery plan testing and view test results.

f)	Vendor agrees to allow AXP to schedule integrated business recovery exercises with the Vendor upon request from AXP.

g)	Vendor must ensure that all reasonable precautions are taken to prevent and mitigate any disaster that may affect Vendor’s ability to provide services under the Agreement.

h)	Upon the occurrence of a disaster at any of the Vendor locations involved in the provision of services to AXP or where AXP Data is stored or utilized by Vendor, Vendor must immediately implement the disaster recovery plan and notify AXP of such implementation and any external dependencies necessary to implement the plan.

[*] - Confidential Treatment Requested

i)	Upon written request and within a mutually agreed timeframe, Vendor must provide to AXP a post-incident report that documents the implementation and efficacy of Vendor’s disaster recovery plan after the occurrence of a disaster at any of the Vendor locations involved in the provision of services to AXP or where AXP Data is stored or utilized by Vendor.

8)	Employees.

a)	Vendor must, in accordance with applicable law, perform background checks on all employees assigned to perform Vendor’s obligations under the Agreement.

b)	Vendor’s policies must require its employees to report suspected violations of the Information Protection Requirements set forth in this Exhibit C and suspected violations of Vendor’s data security policies to Vendor management for investigation and action.

c)	Vendor must cooperate fully with AXP in any investigations of possible fraudulent or unauthorized use or access of AXP Data by Vendor’s employees.

d)	Vendor must implement and document consequence management policies for violations of the Information Protection Requirements set forth in this Exhibit C and for violations of Vendor’s data security policies.

9)	Audits and Inspections.

a)	Upon written request, Vendor must document and provide to AXP copies of all internal security policies and standards relevant to performance hereunder (including escalation procedures for non-compliance) for AXP review.

b)	Vendor must allow scheduled and unscheduled on-site inspections by AXP with reasonable prior written notice during regular business hours.

c)	Vendor shall use commercially reasonable efforts to comply with all reasonable recommendations from AXP that result from such inspections to meet these Information Protection Requirements. Vendor must respond in writing within a mutually agreed timeframe no less than [*] to all recommendations that result from on-site inspections by AXP.

d)	Upon written request, Vendor must provide to AXP a copy of the most recent third-party data processing audit or review, as conducted by the Vendor’s external auditors relevant to Vendor’s performance hereunder. In addition, Vendor must provide to AXP copies of any related audits that include data processing activities within their scope from Vendor’s internal auditors.

10)	Right to Monitor Data.

a)	Upon prior notice to Vendor, [*].

[*] - Confidential Treatment Requested

b)	[*]

11)	Vendor Employees Access.

a)	[*]

b)	Vendor must ensure that all of its employees who are users of any AXP system will attend Security Awareness training, and will be fully informed (at least annually) of, and monitored for adherence to, these Information Protection Requirements.

12)	Security Administration.

a)	[*]

b)	[*]

c)	[*]

d)	[*]

13)	Account Access. Vendor must cause Vendor Disclosees to access, make maintenance changes to, or perform financial adjustments only on those AXP accounts as required by their job responsibilities. In addition, Vendor must cause Vendor Disclosees to not access:

a)	[*]

b)	[*]

c)	[*]

d)	[*]

14)	Access Management. Vendor must ensure that user IDs and passwords for AXP systems will be controlled as follows:

a)	[*]

[*] - Confidential Treatment Requested

b)	[*]

c)	[*]

d)	[*]

e)	[*]

f)	[*]

15)	Right to Monitor Access. As reasonably permitted by TRX’s-then current policies and procedures, [*].

16)	Workstation Controls. Vendor must ensure all workstations which allow access to AXP Data are controlled. All software used on any workstation must be properly licensed and used in accordance with the applicable license agreement. All software used must be approved by AXP. All such workstations must be:

a)	[*]

b)	[*]

c)	[*]

d)	[*]

17)	Activity Log. [*] .

18)	Systems Security.

a)	Vendor must document and maintain adequate (as adequacy is reasonably determined by Vendor):

i.	[*]

ii.	[*]

b)	Vendor must perform maintenance access to production servers [*] between Vendor’s corporate offices and the production systems. Vendor must not perform maintenance access to production servers over the Internet.

[*] - Confidential Treatment Requested

c)	[*]

d)	[*]

19)	Operations Procedures.

a)	[*]

b)	[*]

c)	[*]

i.	[*]

ii.	[*]

iii.	[*]

20)	Data Separation. [*].

21)	Control Datastores. Any system which processes financial data must have [*].

22)	Remote Access Authentication. All remote access, whether to the production network (for technical operations staff), or to the corporate network (by remote travelers), must be [*].

23)	Encryption.

a)	[*].

[*] - Confidential Treatment Requested

b)	[*]

c)	[*]

d)	[*]

e)	[*]

f)	[*]

g)	[*]

24)	Development Separation.

a)	Procedures must exist to separate the application development process from the data it operates on.

b)	Development staff must not have access to the production servers; operations staff must not generally have access to the development source.

c)	Access controls on various servers must be used to ensure that these policies are adhered to.

25)	Data used in development and test systems must not contain direct copies of production data under any circumstances.

26)	Internet Security.

a)	Vendor must document and maintain adequate:

[*]

[*] - Confidential Treatment Requested

27)	Application Security. [*].

28)	Customer Authentication.

a)	[*]

b)	[*]

c)	[*]

d)	[*]

e)	[*]

f)	[*]

29)	Internet Tracking and Reporting.

In connection with any and all work that Vendor does on behalf of AXP, Vendor agrees that it will not collect any personally identifiable information from any AXP on-line users/customers. Further, Vendor agrees to obtain the prior written approval of AXP before using any “tracking and reporting” technologies on Web pages that contain AXP branding, including, but not limited to, technologies designed to collect, track, store or classify user data, movements or preferences.

30)	Provisions Applicable to International Transfers of Personal Data.

The provisions of this Section 30 apply to AXP Data that is transmitted across any international boundary.

The Parties will each comply with their respective obligations under any applicable laws relating to the collection, use, processing, protection or disclosure of data relating to individuals or corporations, including Personal Data (as defined below) during the provision of the Services (including European Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data, and any legislation implementing such article, and any legislation implementing the same in the relevant state (collectively, the “Directive”)) (collectively, “Data Protection Laws”). Neither Party will do any act that puts the other Party in breach of its obligations under the Data Protection Laws and nothing in this Agreement will be deemed to prevent any Party from taking the steps it reasonably deems necessary to comply with the Data Protection Laws.

[*] - Confidential Treatment Requested

a)	The Parties acknowledge that:

1)	[*]

2)	[*]

3)	[*]

4)	[*]

5)	[*]

b)	Vendor will, and will cause any Vendor Disclosees to, in a manner that conforms to any time-scales set out in the Directive, and, in any event, as soon as reasonably practicable, comply with any written request by AXP to:

1)	[*]

2)	[*]

3)	[*]

4)	[*]

5)	[*]

c)	Vendor will not without AXP’s prior written authorization:

1)	[*]

2)	[*]

[*] - Confidential Treatment Requested

3)	[*]

d)	Vendor will:

1)	[*]

2)	[*]

e)	Vendor will indemnify AXP for any breach by Vendor or any Vendor Disclosee of its obligations with respect to data protection under the Agreement.

f)	Vendor acknowledges that to the extent it is obliged to comply with Article 17 of the Directive in respect of AXP Personal Data, it will comply with such Article 17 including without limitation the following obligations:

1)	taking appropriate technical and organizational security measures in accordance with the requirements of the Agreement to safeguard against unauthorized and unlawful processing of AXP Personal Data and against accidental loss or destruction of, or damage to, AXP Personal Data;

2)	only processing AXP Personal Data in accordance with written instructions given by AXP, including as set forth in the Agreement;

3)	taking reasonable steps to ensure the reliability of those Vendor personnel and Vendor Disclosees that have access to AXP Personal Data; and

4)	ensuring that all of the Vendor personnel and Vendor Disclosees involved in processing AXP Personal Data have undergone reasonably adequate training in the care and handling of AXP Personal Data.

[*] - Confidential Treatment Requested

Annex 1 To Exhibit C

Confidentiality and Workstation Rules Agreement

The individual specified below (you” or “your”), in connection with work performed for the company specified below (“Company”) may have access to trade secrets, confidential information, files, records and forms (collectively “Confidential Information”) of American Express Travel Related Services, Inc. and its affiliates (collectively, “American Express”). Confidential Information includes, but is not limited to, any information relating to American Express Card member accounts (“Accounts”), American Express organizational structure, marketing philosophy and objectives, project plans, data models, strategy and vision statements, business initiatives, business requirements, systems design, methodologies, processes, competitive advantages and disadvantages, financial results, product features, systems, operations, technology, customer lists, customer account information, product development, advertising or sales programs and any other information which would give American Express an opportunity to obtain an advantage over its competitors or which American Express is ethically obligated to protect from unauthorized sources. None of such information shall be deemed to be in the public domain.

American Express desires to protect its Confidential Information and therefore requires that you agree, as a condition of your performing services (“Services”) pursuant to American Express’ agreement with Company, to safeguard all Confidential Information and not to reveal Confidential Information to any third-party (including, without limitation, at conferences, seminars, meetings of professional organizations or by publication in journals or granting of interviews to journalists and other members of the news media) or use Confidential Information for your own benefit or the benefit of any third-party, except to the extent necessarily required for your performance of Services.

You agree not to discuss Confidential Information in public places.

You agree that any work product produced or developed by you in the performance of your Services shall constitute Confidential Information subject to this Agreement and such work product is, and shall remain, the property of American Express.

In connection with your use of American Express’ computer workstations and your access to American Express MIS systems, in addition to all other provisions of this Agreement, you agree that:

•	You will not access your own Account for any reason;

•	You will not access another employee’s Account if you have personal knowledge that the account holder is an employee;

•	You will not access any Account held by anyone you know outside of work;

•	You will not access any Account that you are not required to access as part of your performance of the Services.

You will sign off when you leave your workstation and sign back on when you return, including, but not limited to, time away from your desk for breaks, lunch, meetings, etc.

You will not give your password to any person and you are not to use another person’s password or identification number. Your password identifies you to the system. The computer system tracks all entries that are made by the person who makes them. If your password is used by anyone in a manner that results in errors or fraud, you would be held accountable for the errors or fraud.

All terminals are subject to monitoring and terminal monitoring may occur simultaneously with telephone monitoring. In addition, you should understand that all transactions in the system are recorded by the computer. Printouts listing all transactions by a personal identification number and password are monitored on a regular basis.

These rules are extremely important. Any employee who willfully disregards these rules and regulations is subject to discipline, up to and including discharge from employment.

You also agree to help safeguard American Express customers’ expectations of privacy by exercising diligence and care in the handling of Confidential Information relating to them.

By signing below, you indicate that you understand the above terms and that, as a condition of performing Services, you agree to adhere to them.

COMPANY:

Full Legal Name	Your Name (print)	Date

Your Signature (Sign Here)

EXHIBIT D

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

USE OF AMEX MARKS

EXHIBIT E

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

DISPUTE RESOLUTION

The parties agree to establish an internal hierarchy to facilitate resolution of Disputes as set forth below.

1. The JOC Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto (“Level 1 Review”).

2. Upon the written request of either party’s JOC Representative, each party’s Management Representatives shall hold ad hoc meetings and/or informal discussions for the purpose of resolving such Dispute (“Level 2 Review”). The Management Representatives shall meet in person, or by telephone, as often as they reasonably deem necessary in order to gather from and furnish to the other all information with respect to the Dispute which they believe to be appropriate and germane in connection with its resolution. The Management Representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. In the event the Management Representatives are unable to resolve the dispute the Management Representatives shall escalate the matter to executive level management within each company (“Level 3 Review”).

3. If the Dispute cannot be resolved within thirty (30) days of the Level 3 Review, any Dispute (an “Arbitrated Dispute”) shall, after completion of the procedures set forth above, be fully and finally settled and determined by binding arbitration in accordance with the then-current version of the commercial rules of the American Arbitration Association (the “Rules”), and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. The arbitration shall be held before a single arbitrator selected in accordance with the Rules. Any arbitration or court action arising out of, related to, or in connection with this Agreement shall be held in New York City, New York, or, if such proceeding cannot be lawfully held in such location, as near thereto as applicable law permits. All arbitration proceedings and submissions, and the arbitration award, shall be in the English language and the rules of evidence shall apply to all proceedings.

4. Disputes shall be arbitrated on an individual basis. There shall be no right or authority for any Disputes to be arbitrated on a class action basis or in a purported representative capacity on behalf of the general public, other vendors or other persons similarly situated. The arbitrator’s authority to resolve disputes and to make awards is limited to disputes between TRX and AMEX alone, and is subject to the limitations of liability set forth in this Agreement. Furthermore, disputes brought by either party against the other may not be joined or consolidated in arbitration with disputes brought by or against any third party, unless agreed to in writing by all parties. No arbitration award or decision shall be given preclusive effect as to issues or claims in any dispute with anyone who is not a party to the arbitration. Should any portion of this paragraph regarding the arbitrator’s authority to resolve disputes between only TRX and AMEX be stricken from this Agreement or deemed otherwise unenforceable, then this Schedule shall be stricken from this Agreement.

5. The arbitrator shall apply New York law to all aspects of the Arbitrated Dispute, including but not limited to, the interpretation and validity of the applicable documents, the rights and obligations of the parties, the mode of performance and the remedies, consequences of the breach of the applicable documents and the rules of evidence. The parties hereby irrevocably consent to the jurisdiction of any state or federal court sitting in New York County, for all purposes in connection with arbitration or an Arbitrated Dispute, including: (i) enforcement of the arbitration award; and (ii) issuance of provisional remedies to protect rights, interests, assets and property, including but not limited to temporary or preliminary injunctive relief, to ensure ultimate satisfaction of the arbitration award.

6. The parties may, without inconsistency with this Agreement to arbitrate, seek from any court having jurisdiction any interim measures or provisional remedies pending the establishment of the arbitral tribunal’s final award has been satisfied. The parties agree that the award made by the arbitrator shall be final and binding on the parties, and they waive any right to appeal the arbitral award, to the extent that an appeal may be lawfully waived.

7. At the direction of the arbitrator or judge, the prevailing party in any arbitration or court action shall be reimbursed by the party who does not prevail for its reasonable attorneys’, accountants’ and experts’ fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding.

8. Notwithstanding the foregoing, the parties agree to continue performing their respective obligations under this Agreement to the extent practicable while the Dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof. Nothing on this Exhibit shall be construed to prevent any party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant hereto.

EXHIBIT F

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

BUSINESS CONTINUITY PLAN

BCP Term Definitions

Business Continuation Planning (BCP) Program The policies, standards, organizations, and management processes by which American Express, and/or third party providers, creates and maintains plans for continuation of critical business functions and plans for recovery of work environments. This includes all the requirements and supporting plans (e.g. disaster recovery plans) to ensure continuation of the critical business functions. It also includes work environment requirements (office space requirements, equipment, people, band/level info, etc.) for recovery of all business functions to an alternate site.

Business Interruption An event that disrupts access to a company’s facilities, customers, or information or threatens the health or safety of employees and visitors of a company. Business continuation plans are not designed to mitigate the effects of routine events that can be resolved through normal problem resolution practices.

Disaster Recovery Planning (DRP) The policies, standards, organizations, and management processes by which a company creates and maintains plans for recovery of technology, including hardware, network connectivity, telecommunications and system and application software.

Plan Maintenance Scheduled and Unscheduled Plan updates and changes including but not limited to business functions, technology, contact lists, tasks, equipment, recovery requirements, etc.

Recovery Objective (RO) The level of recovery and the time to resume a process or function based on regulatory requirements and/or an assessment of the financial, operational and brand damage resulting from a business interruption. This includes:

Maximum Allowable Outage (MAO) – The maximum amount of time a business process can be unavailable before significant impact (financial, customer, regulatory) is felt.

Recovery Point Objective (RPO)– The currency of the data you are recovering. Varies from the last good backup, which may be 24 - 48 hours old (traditional recovery), up to the last recorded transaction before the disaster (Rapid Recovery).

Recovery Time Objective (RTO)– The time taken to restore user access to the applications and data.

Vital Records Any information that is essential for the continuation or restoration of any business process or computer operation that supports AMEX. [*]

[*] - Confidential Treatment Requested

TRX Business Continuity Plan Requirements

TRX must perform an initial self-assessment of TRX’s Business Continuity Plan against the American Express Interactive TRX Business Continuity Requirements listed below.

Req. #	Yes	No	Requirement
1	x		TRX will complete and maintain a Business Continuity Plan for its business, which will include a plan for all systems and operations it supports for AMEX.

2	x		TRX Business Continuation Roles & Responsibilities are clearly defined.

3	x

Recovery Profile (priorities, recovery time and point objectives, assumptions, strategies, and resources needed) for your Business and the services that you provide AMEX are documented and implemented, including all technology that impacts AMEX, and meets AMEX function/process requirements. Recovery time objectives will be mutually agreed to by AMEX and the vendor based on the following:

•      Definition of critical processes that support AMEX, as defined by the AMEX Business Impact Analysis (BIA).

•      Recovery prioritization of those critical processes.

•      Business impact to AMEX of a service disruption.

Recovery time objectives will be reviewed at least every [*] by vendor and AMEX as the BIA is refreshed or significant changes take place.

4	x

For each technical function critical to AMEX, vendor has documented Disaster Recovery plan that contains the following (as applicable):

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

•      [*]

[*] - Confidential Treatment Requested

5	x	The vendor can provide reasonable written assurance in their Business Continuity Plan that a third party that hosts or supports a technical function(s) for AMEX has a DR plan that includes the applicable technical function(s) and supports the Recovery Profile established by AMEX and the vendor.

6	x

Plan testing program is in place to confirm:

•     Plans are tested at least [*].

•     Closure of identified gaps and updates to all affected Recovery Plans for all applications that support AMEX following an exercise or invocation.

•     Plan testing will include the appropriate AMEX personnel as participants or observers.

•     Test criteria, test plan, and test results (including corrective actions) are to be provided to AMEX by the vendor. A Non-Disclosure Agreement may be signed between the vendor and AMEX at the request of the vendor.

7	x	As appropriate, regulatory agencies, e.g. U.S. FDIC, which vendor must be compliant with, are permitted to attend and view all Business Continuity Plan testing and test results as applicable by location.

8	x	AMEX Audit or a 3rd Party Audit may attend and/or audit Business Continuity Plan testing and view test results. A Non-Disclosure Agreement may be signed between the vendor and AMEX at the request of the vendor.

9	x	Plan addresses maintenance (scheduled and unscheduled) with updates to be conducted by the vendor and communicated to the AMEX Relationship Owner on a [*] basis.

10	x	The vendor will distribute its BCP/DR plan to AMEX or provide AMEX with an overview on a [*] basis. A Non-Disclosure Agreement may be signed between the vendor and AMEX at the request of the vendor.

11	x	The vendor maintains notification and communication procedures, both internally and to AMEX, with appropriate contact information for AMEX for communication in the event of a disruption. Integrated communications testing will take place [*].

12	x	Upon execution of a plan, post incident reporting is to be provided to AMEX by the vendor within [*] of the end of such an event. During any time that the Business Continuity Plans are executed, service level measurement and reporting are to continue.

13	x	A contingency plan is in place to address the loss of any key people assigned to operating the utility/software that supports any AMEX function, such as cross-training initiatives.

[*] - Confidential Treatment Requested

14	x		Single points of failure for recovery of the critical business function have been identified and eliminated. If not, a work plan for implementing a recovery strategy for these components must be in place, accompanied by written acknowledgement signed by all affected parties. Redundancy does not ensure recovery. Redundancy at the same location is not an acceptable recovery strategy.

15	x

In the event of a loss of a data center or building, the ability to process required transaction volume with sufficient processing time for the anticipated workload should be in place and tested.

•     Alternate sites allow the use of the facility until a full recovery of the affected entity’s own facilities (defined in the BC Strategy).

•     Alternate sites provide for physical and data security.

•     Work requirements are met (space, equipment, office supplies, technology)

16	x

As applicable, all critical vital records related to AMEX are stored using an agreed upon method and at an agreed upon location.

•     Process for retrieval is clearly understood by authorized personnel.

•     Frequency of updates is documented.

•     Vital records include key operating procedures.

17		NA

A Call Center Disaster Recovery plan is in place, as applicable, that supports AMEX will include the following elements:

•     Defined procedures for redirecting inbound calls (Carrier’s offer services).

•     Strategy supports AMEX recovery point/time objectives.

•     Interim call handling strategy defined (Voice response unit message).

•     Alternate call center is defined (Internal or External).

•     A plan for the Re-establishment of Agents is defined- e.g. internal/alternate site, external/vendor, combination?

•     Work area Recovery Requirements: Database access recovery procedure has been defined.

TRX and AMEX will mutually create applicable detail to those items listed above as TRX Business Continuity Plan requirements. TRX will deliver to AMEX, not later than the commencement of the first Project Schedule, TRX’s completed self-assessment of above requirements and TRX’s Business Continuity Plan for review and approval.

AMEX and TRX will mutually address any deficiencies identified within TRX Business Continuity Plan within [*] days after launch. AMEX may alter the above Business Continuity Plan Requirements, at any time during the term of this contract. Any changes to the Business Continuity Plan Requirements may be negotiated with the TRX.

[*] - Confidential Treatment Requested

EXHIBIT G

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

VULNERABILITY THREAT ASSESSMENT AGREEMENT

MASTER MULTI-PARTY AGREEMENT

This Master Multi-Party Agreement (the “MPA”) dated this     , day of              200   by and between the parties listed herein reflects the understanding and acceptance of the parties regarding logical assessments to be performed on behalf of American Express Travel Related Services Company, Inc. (hereinafter referred to as “AXP”) with its principal place of business at 200 Vesey Street, World Financial Center, New York, N.Y. 10285, by the consultant identified in the respective statement of work (“SOW”) attached hereto (hereinafter referred to as “Consultant”) on Devices owned and/or controlled by TRX, Inc. (hereinafter referred to as “Company”) with its principal place of business at 6 West Druid Hills Drive, Atlanta, GA 30329.

WHEREAS, in accord with the terms herein, Consultant shall perform a Vulnerability Threat Assessment, including, but not limited to logical assessment, testing, penetration, intrusion and/or analysis services using intrusive and/or passive techniques and/or software tools (the “VTA”) as described herein for the purposes of providing AXP a report containing results of the VTA and nothing herein shall be construed to mean that any VTAs performed shall constitute a certification or warranty that Company’s systems are secure;

WHEREAS, Company represents and warrants it has secured any and all the required approvals to facilitate the performance of VTA(s) in accord with the terms herein;

WHEREAS, Company grants AXP permission to engage its Consultant (whereas as Consultant shall be considered or designated consultants pursuant to section herein) to perform such VTAs at least [*] on each respective system, server, and/or IP address(es), (as applicable, the “Devices”) as identified in the respective Schedule;

WHEREAS, the parties will execute a SOW to be governed under the provisions of this MPA in the form of Insert 1 attached hereto for every VTA (as defined below) to be performed solely on the Devices identified within Insert 2 for the period stated therein. Each Schedule shall be effective, incorporated into and form a part of this MPA when duly executed by the parties. Except for Sections 5, 7 and 8 herein, if there is a conflict between this MPA and any SOW, the terms of the SOW will govern the provision of the services involved;

WHEREAS, nothing herein excuses the parties from confidentiality, data security or other obligations under other contracts between the parties or applicable law.

NOW THEREFORE, for good and valuable consideration, it is hereby acknowledged, the parties agree as follows:

[*] - Confidential Treatment Requested

1. AXP has retained Consultant to perform such VTA on its behalf as indicated above and acknowledges and agrees that it has entered into an agreement with Consultant for the provision of such Services. Company and AXP consent to having Consultant perform such VTA solely with respect to the Devices listed in Insert 2 attached to the respective SOW affixed therein.

2. Consultant will use a combination of [*] to examine the level of protection of the [*] attached therein; however, Consultant will be limited by the following general restrictions:

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

3. Upon completion of any VTA, Consultant will provide AXP a written report containing the requested information inscribed in Insert 3 attached herein. AXP shall elect to provide Company with a copy of said written report provided, however, that Company acknowledges that a) the VTA report is the sole property of AXP; b) Company shall not disclose the VTA report to any person or individual other than it’s employees on a need to know basis; and c) the VTA report shall be Confidential Information.

4. Consultant will provide in advance to Company:

a. Start and stop dates and times of test; and

b. Tester source IP addresses. [*]. Solely to the extent Vendor is provided an IP address range pursuant to this sub-section (b), Vendor shall be subjected to the confidentiality obligations set forth in Section 3 and any reference to Consultant therein shall be

[*] - Confidential Treatment Requested

deemed to include Vendor’s obligations to confidentiality. The following information about the actual people performing the test:

i.	[*]

ii.	[*]

iii.	[*]

iv.	[*]

v.	[*]

5. Each party (the “Receiving Party”) agrees to regard and preserve as confidential all confidential or proprietary information of another party (the “Disclosing Party”) concerning such party’s business, plans, customers, technology, security policies and procedures, infrastructure, and products, and other information held in confidence by such party, including information in tangible or intangible form or other information that, under the circumstances of its disclosure, should be considered confidential, and also including all information and data discovered about the Disclosing Party in connection with a VTA (“Confidential Information”). Except for the exchange between AXP and Consultant of Company Confidential Information disclosed to or acquired by Consultant in connection with a VTA that is necessary for AXP’s assessment of Company’s network security, the Receiving Party agrees to hold the Disclosing Party’s Confidential Information in trust and confidence and not to disclose such information to any person, firm or enterprise, or use (directly or indirectly) any such information for its own benefit or the benefit of any other party, unless authorized by the Disclosing Party in writing, and even then, to limit access to and disclosure of Confidential Information to a “need to know” basis only.

a. Notwithstanding the foregoing, information shall not be considered Confidential Information to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) subsequently learned from an independent third party free of any restriction and without breach of this MPA; (iii) is or becomes publicly available through no wrongful act of either party; (iv) is independently developed by one party without reference to any Confidential Information of the other.

b. If the Confidential Information is subject to disclosure pursuant to an order, decree, subpoena or other validly issued judicial or administrative process requiring either party or their respective representatives (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party will promptly notify the other party of such request or requirement so that such other party may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any Confidential Information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of such other party, to waive compliance with the provisions of this Agreement. In any such case, and in addition to the notice contemplated in this paragraph, the party in receipt of such Confidential Information will

[*] - Confidential Treatment Requested

use its reasonable efforts, in cooperation with the other party or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief to protect the Confidential Information.

6. Company shall provide access to the Devices and assistance where necessary to Consultant and AXP during the Test Period. The “Test Period” shall be defined as the period to run coterminous with the term of the respective agreement between Company and AXP relating to services provisioned to AXP whereby the Company’s environment, systems an/or services are utilized to provision said services to AXP as they relate to the respective Devices identified in the respective SOW.

7. Company represents and warrants that it has the authority and the right to enter into this MPA. Without limiting the foregoing the Company represents and warrants that it has the right to permit the performance of a VTA (as performed by Consultant in accordance with this MPA) on the Devices listed in Insert 3 to each respective SOW, and that the rights of any third party will not be violated as a result of such a VTA being performed.

8. Consultant represents and warrants that: (i) it has the authority and the right to enter into this MPA and to perform services and provide materials, information and deliverables hereunder, and that its obligations hereunder are not in conflict with any other Consultant obligations; (ii) each of its employees has the proper skill, training and background necessary to accomplish their assigned tasks; (iii) all services will be performed in a competent and professional manner, by qualified personnel and will conform to the requirements set forth hereunder; (iv) neither any deliverables, information, or materials used in the performance of any services by Consultant infringe upon or violate the rights of any third party; (v) AXP shall have the right to use for its own purposes, any ideas, methods, techniques, materials and information provided to or otherwise obtained by AXP as a result of this MPA (not including any Confidential Information of Company), without restriction, liability or obligation, except as may be specified herein.

9. AXP represents and warrants that: (i) it has the authority to enter into this MPA; (ii) it has used reasonable efforts to ascertain whether Consultant has any actual or potential claims against it for breach of confidentiality obligations; and (iii) it will not disclose the results of the VTA to any third party except as provided for in this Agreement.

10. Except for acts of negligence or misconduct individually and respectively by AXP or Consultant, for which such respective party will be solely liable for, each party shall defend, indemnify and hold the others harmless from and against any and all final judgments (including reasonable attorneys’ fees) and liability as a result of third party claims related to such party’s breach of Section 5 hereof.

11. IN NO EVENT WILL THE PARTIES BE LIABLE, ONE TO THE OTHER, FOR SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS MPA. THE LIMIT OF ANY PARTY’S DIRECT LIABILITY IN TORT OR BY STATUTE OR OTHERWISE CONCERNING PERFORMANCE OR NON-PERFORMANCE BY CONSULTANT IN ANY MANNER RELATED TO THIS AGREEMENT FOR ANY AND ALL CLAIMS RELATED TO DIRECT DAMAGES (SPECIFICALLY EXCLUDING CLAIMS RELATED TO CONFIDENTIALITY AND INDEMNIFICATION) SHALL NOT EXCEED ONE HUNDRED THOUSAND DOLLARS.

12. AXP acknowledges that as a result of the VTA, the performance of AXP’s system(s), as well as the throughput of associated routers, firewalls, and switches that are utilized to provision services to AXP (individually and collectively, the “Apparatuses”) may be degraded and solely as it relates to the portion of the Apparatuses that provision services to AXP, AXP agrees to accept any and all risks associated with the VTA. AXP acknowledges that some system data solely as it relates to services provisioned to AXP, may be changed as a result of probing certain vulnerability’s during the VTA. AXP accepts all responsibility for the consequences of a system failure caused by the VTA that solely impacts the provisioning of services to AXP. AXP agrees to waive any remedies under any service level agreement arising out of any unavailability or degraded performance related to the VTA.

13. This MPA shall be construed and enforced under the substantive laws of the State of New York. Headlines are for reference only and shall not affect the meaning of any terms. If any provision of this MPA is held invalid, illegal or unenforceable, the remaining provisions will continue unimpaired.

The parties having accepted the terms and conditions set forth herein respectfully assign their signatures below. This agreement may be executed in several counterparts, each shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

“AXP”		“Company”

By:	/s/ Kevin Park	By:	/s/ Norwood H. Davis III
Title:	Director, Global Procurement	Title:	President and CEO
Date:	11/18/2005	Date:	5 December 2005

INSERT 1

TO

EXHIBIT G

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

Form of Statement of Work - Sample

Consultant (Name and Address)	SOW No.:
Agreement dated: / /03
Date:

This Insert is issued pursuant to the above-referenced Master Multi-Party Agreement (“MPA”) between American Express Travel Related Services Company, Inc.,                                         , and the above-named Consultant.

1.	The parties shall adhere to all the terms and conditions set forth in the MPA.

2.	The VTA (to be performed by Consultant in accordance with the MPA) on the Devices listed in Insert 2 attached herein shall be performed on or by / / .

3.	Any term not otherwise defined herein, shall have the meaning specified in the Agreement.

ADDITIONAL TERMS (if Applicable):

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		[INSERT CONSULTANT’S NAME]

By:		By:
Name:		Name:
	(Type or Print)		(Type or Print)
Title:		Title:
Date:		Date:

[INSERT VENDOR NAME]

By:
(Type or Print)
Name:
Title:
Date:

INSERT 2

TO

EXHIBIT G

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

1IP Address / Devices	[2]Operating System	[3]Business Application	[4]Operational Desc.	[5]Data			[6]Contacts
				Lvl	MTD	Desc.	Technical	Business

Host & Server Listing

[1]	IP Address: List the IP address of the server being described

2	Operating System: List the server operating system and primary application software with revision and current service packs installed.
3	Business Applications: List the current project or process name, e.g., 401k, Rewards Manager, Membership Bank, etc. Also list any other business application collocated on the server. If the server supports a business project or process not actually installed on the server, please note this relationship here as well.
4	Operational Description: In 10 words or less describe the primary business function this server performs.
5	Data Descriptions:

Level: Indicate the highest confidentiality level of data contained on the server.

MTD: Maximum Tolerable Downtime: Indicate the point in time that without services the Business Unit would suffer sever or irreparable damage.

Description: In 10 words or less describe the data contained in or critical process performed by this server.

6	Contacts: List the Company Technological and Business representative to be contacted in the event coordination between the Consultant and the Company needs to take place.

INSERT 3

TO

EXHIBIT G

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

REPORTING REQUIREMENTS

The report will contain:

1. Executive Summary section aimed at senior management with a statement of the project scope as well as non-technical descriptions of all high-risk findings along with their inherent business risk. Risk is defined as a function of vulnerabilities (see paragraph “c” below) correlated with identified threats (see paragraph “d” below).

2. Narrative Body which analyzes and presents technical findings and recommended corrective actions based on the arrived risk. The technical findings will be categorized and analyzed. In addition, the report will provide the broad “next steps” which American Express can take to address security deficiencies from an architectural and solutions implementation perspective.

3. Detailed Findings section aimed at technical staff structured to facilitate immediate remedial action, listing the following information for each vulnerability found as part of the penetration efforts:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

f.	[*]

•	[*]

•	[*]

[*] - Confidential Treatment Requested

•	[*]

4. Report quantifying the threats facing this implementation describing the threats that the platform and applications must encounter, excluding any personal private information, and (in general terms) how they are addressed.

5. Any use of proprietary and/or commercial vulnerability scanning tools will be documented and raw results provided in comma delimited flat file format.

[*] - Confidential Treatment Requested

EXHIBIT H

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

ENCRYPTION QUESTIONNAIRE

1. Encryption Information

Identify each hardware and software component of each of the Services having encryption capability by its respective unbundled part number and level of encryption.

Service Component(s)	Unbundled Part Number	Level of Encryption [*]	Type [*]
[*]	[*]	[*]	[*]

2. Export License Information

Indicate in connection with each part number for each component the Commodity Classification or Export License or License Exception granted – for example, “Mass Market License Exception, TSU” Or “License Exception, ENC” by the US Department of Commerce, Bureau of Export Administration, providing in each case the Export Control Classification Number (and Paragraph, if applicable), — and the date of the US DOC/BXA finding in each case.

Service Component(s)	Unbundled Part Number	Export Control Classification Number Card Paragraph, If Applicable	Did you Receive A Commodity Classification?	Did you Receive an Export License?	Did you Receive a License Exception ENC? Provide Applicable Regulation e.g., [*]	USDOC/ BXA Date of Finding
[*]	[*]	[*]		[*]	[*]	[*]

3. Licensor’s Contact

Identify Licensor’s export manager or contact responsible for filing or obtaining the export licenses or license exceptions for the Services.

Name:	Address:	Telephone Number:

[*] - Confidential Treatment Requested

Not applicable: This is a third-party component purchased from [*].

4. Import License Information

Indicate in connection with each part number for each component whether any import license was applied for, granted or rejected, the name of the country granting the license, and whether or not the license extends to Licensor’s customers.

Service Component(s)	Unbundled Part Number	Export Control Classification Number Card Paragraph, If Applicable	Did you Receive A Commodity Classification?	Did you Receive an Export License?	Did you Receive a License Exception ENC? Provide Applicable Regulation e.g., 15 CFR 742.15(b)(4)	USDOC/ BXA Date of Finding

Identify your Company’s Web Site, if any, where information can be found relating to the technical specifications and export or import of the Services.

www.             .com

[*] - Confidential Treatment Requested

EXHIBIT I

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

TRAVEL AND EXPENSES POLICY

TRX acknowledges that it has received the American Express Management Policies in effect as of the Effective Date entitled:

a.	Travel and Expense Reimbursement Policy; and

b.	2005 US Addendum to Travel and Expense Reimbursement Policy (AEMP 26) Revision 2-1/31/05.

EXHIBIT J

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

INSURANCE

TRX shall, during the Term, have and maintain in force at least the following insurance coverage:

•	Employer’s Liability Insurance and Worker’s Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $500,000 and a minimum aggregate limit of $10,000,000 or the minimum limits required by law, whichever limits are greater.

•	Employment Practices Liability Insurance with minimum limits per employee and per occurrence of $1,000,000 and a minimum aggregate limit of $5,000,000.

•	Comprehensive General Liability Insurance, including Products, Completed Operations, Premises Operations Personal and Advertising Injury, Contractual and Broad Form Property Damage liability coverage, on an occurrence basis, with a minimum combined single limit per occurrence of $1,000,000 and a minimum combined single aggregate limit of $10,000,000. This coverage shall be endorsed to name AMEX as additional insured.

•	Electronic Data Processing Insurance providing coverage for all risks of loss or damage to equipment, data, media and valuable papers that are in the possession, care, custody or control of Vendor pursuant to this Agreement. Such insurance shall include Extra Expense and Business Income coverage and have a minimum limit adequate to cover such risks on a replacement costs basis. This coverage shall be endorsed to name AMEX as loss payee.

•	Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of TRX pursuant to this Agreement. Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis. This coverage shall be endorsed to name AMEX as loss payee.

•	Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of $1,000,000 or the minimum limit required by law, whichever limit is greater. This coverage shall be endorsed to name AMEX as additional insured.

•	Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Fraud, for loss or damage arising out of or in connection with any fraudulent or dishonest acts committed by the employees of TRX, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, with a minimum limit per event of $10,000,000. This coverage shall be endorsed to name AMEX as loss payee.

•	Errors and Omissions Liability Insurance covering liability for loss or damage due to an act, error, omission or negligence, or due to machine malfunction, with a minimum aggregate limit of $10,000,000.

•	Umbrella Liability Insurance with a minimum limit of $10,000,000 in excess of the insurance coverage described in bullets 3 (general liability) and 6 (automotive liability) above.

EXHIBIT K

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

SERVICE LEVEL AGREEMENT

I. RESX SERVICES.

Emergency Support	Normal Business Hours

Outside Normal Business Hours

AMEX Technical Representatives should first log the error report in the CRM application.

Include:

•     Operational Representative contact name and phone number

•     detailed description of the issue

•     debug data

Then call 1-800-999-[*], 214-346-[*] (international); the appropriate Client Care Center representative will be contacted via pager and will respond in [*] or less.

[*] [*]

Observed Holidays

New Years Day (Jan 1) Memorial Day (end of May) Independence Day (July 4) Labor Day (early September) Thanksgiving Thursday and Friday (late November) Christmas Day (Dec 25)

Escalation Plan	Responsibilities

Distributor’s Operational Representatives –

Distributor Representatives use the TRX-provided CRM to report errors or to create service requests. The standard procedures for each process are stated below.

Distributor-designated Operational Representatives attend training, administer Distributor’s RESX sites and are provided access to the internet-based application to report errors and log service requests.

[*] - Confidential Treatment Requested

Client Care Center – The TRX Client Care Center provides support to the designated Operational Representatives.	TRX support analysts assist Operational Representatives with questions relating to site errors and functionality, provide release notes for upcoming versions of the Services and supply available workarounds for known defects. The Client Care Center will provide notice of scheduled downtime [*].

Client Services Representative – The TRX-designated Client Service Representative assists in the escalation of issues and adoption of the Services.	Client Services Representatives or Managers assist Distributors in sales, marketing, distribution and adoption of the Services. This contact will provide information regarding upcoming enhancements to the Services as well as assist in the escalation of unresolved errors or service requests.

Manager, Client Care Center – The Client Care Center Manager facilitates the resolution of all errors and service requests.	The Client Care Center Manager will assist in the escalation and prioritization of administrative or functional issues that are not resolved through standard support

Director, Solutions Management –	The Solutions Management Director is the final contact for all unresolved support issues or service requests.

[*] - Confidential Treatment Requested

Error Reporting	Response Time
Step 1 – Log Log error report in the CRM application. Include: • Operational Representative contact name and phone number • detailed description of the issue • debug data	All error reports logged in the CRM applications will receive a substantive response within [*]. A minimum of [*] of all CRM error reports will be closed within [*]. All error reports not closed within [*] will be escalated within the Client Care Center.

Missing information may cause a delay in TRX response time. Any delay caused by AMEX will not be counted against the TRX error reporting closure rate.	See Error Resolution timeframes below.

Step 2 – Estimate Resolution

If the issue has not been resolved or an estimated timeframe for resolution has not been provided within the timeframe stated, contact the appropriate Client Services Representative.

Assistance is available during normal business hours with the exception of observed holidays (listed above).

TRX Contact: Client Services Representative US and Canada: Dave Honaker [*] or 214-346-[*] Europe: Simon Baker [*] or 44 1293 [*]

Step 3 - Final Resolution The designated Client Services Representative will monitor the resolution process and provide regular updates until the error is resolved.

Error Definitions	Resolution Time Frame
Level Zero Error – Corruption of physical or logical data, data unavailable or incorrect	A minimum of [*] of all Level Zero errors will be resolved by a code change or workaround within [*].

Level One Error – Internal software error that causes Services to fail but restart or recovery is possible or severely degraded performance	A minimum of [*] of all Level One errors will be resolved by a code change or workaround within [*].

Level Two Error – Software error with no acceptable workaround, incorrect hardware or software behavior causing minor impact to Services	A minimum of [*] of all Level Two errors will be resolved by a code change or workaround within [*].

[*] - Confidential Treatment Requested

Level Three Error – Software error with acceptable workaround	Level Three errors will be prioritized and resolved according to the TRX maintenance and release schedule.

Service Requests	Expected Turnaround

Step 1 - Request

Log the request in the CRM application. Requests may include the creation or modification of RESX features. Assistance is available during normal business hours with the exception of holidays (as defined above).

Email acknowledgement will be sent within [*]. Estimated turnaround time or other resolution will be communicated within [*] of receipt of request.

Step 2 – Escalate

In the event that the creation or modification of the functionality is not included in upcoming development plans, the designated Client Services Manager will monitor and manage the request. Any request not previously logged in the CRM application will not be escalated.

US and Canada Contact: Dave Honaker [*] or 214-346-[*] Europe Contact: Simon Baker [*] or 44 1293 [*]

Step 3 – Implement AMEX’s Client Services Manager will notify AMEX of upcoming releases, including the status of feature requests.

Service Level Priority Definitions	Resolution
Level 0 – Critical – Highly visible deficiency affecting many users with no practical workaround.	Addressed via an Emergency Release.

Level 1 – High – Deficiency which has significant impact on the usability of the application, affects a significant number of users, a workaround may be available but is not intuitive to users.	Addressed via the next scheduled Interim Release or Major Release.

Level 2 – Medium – Deficiency which has some impact on usability, affects few users, and a work around may be available.	Addressed within [*] scheduled cycles of an Interim Release or Major Release.

Level 3 – Low – Deficiency with minimal impact on usability or users, a work around may be available.	May be addressed via an applicable Major Release.

[*] - Confidential Treatment Requested

Please Note:

Emergency Releases occur on an ad-hoc basis.

Interim Releases address high priority service requests and occur every [*] weeks except during client testing periods and the period from [*].

Major Releases are slated every [*] days and contain a mix of features (TRX strategic and client requested) along with service requests.

RESX Overall Availability

TRX will maintain a [*] overall monthly uptime of the RESX Services with the exception of:

1.	[*]

2.	[*]

Scheduled maintenance generally occurs [*] for a period of [*]. Maintenance is performed during off-peak hours ([*]). The Client Care Center will provide notice of scheduled maintenance a minimum of [*] business days in advance.

[*]

For every one percentage point below [*] Overall Availability (as defined above) of the RESX Services, TRX will apply a [*] credit to AMEX’s amount due for that same month.

For example, if the overall availability of the RESX Services in a given month is [*], AMEX would receive a [*] against the amount due to TRX for that month.

[*] - Confidential Treatment Requested

Monitoring Availability

AMEX may monitor the RESX Services using [*] or a similar application to estimate availability.

Unavailability of the RESX Services is determined by the inability to perform any of the following functions while there are no factors beyond TRX’s control (as stated above) present: [*].

[*]

The parties agree to use reasonable efforts to reconcile any discrepancies in the calculations of availability made by AMEX and TRX.

TRX will provide monthly system availability reports that will include measures of both server uptime and overall availability that approximates the performance of the system as used by an end user.

II. CORREX SERVICES.

Non-Emergency Service Bureau Support Procedures

Development Requests	Expected Turnaround
Step 1 - Request Log request in CRM application. Requests may include creation, testing, review and/or deletion of Routines*.	Identification of development level and email acknowledgement of assignment to TRX personnel will be sent within [*]. Estimated turnaround time will be communicated within [*] of receipt of request.

Step 2 - Test All requested Routines will be tested according to standardized procedures approved by AMEX and TRX.	TRX will not place any Routine into production without testing. AMEX will signify acceptance in writing.

Step 3 - Implement TRX will notify AMEX in writing prior to implementation of Routines.	TRX will not place any Routine into production without written acceptance of AMEX. Routine will go into production within a mutually agreed upon time of such acceptance.

Routine Development	Completion Timeframe
Level 0 – low level of effort, low complexity and high priority requests ([*] or less of effort required not requiring process documentation, e.g. UDID value change)	[*]

[*] - Confidential Treatment Requested

Level 1 - Low to medium level of effort and low complexity [*] of effort not requiring database interaction)	[*]

Level 2 - Medium to high level of effort and medium complexity ([*] hrs of effort, basic database interaction required)	[*]

Level 3 - High level of effort and high complexity routines	Mutually agreed upon timeframe

Error Reporting	Response Time

Step 1 – Log error in CRM application. Include: • contact name and phone number • agency or account name • GDS • queue name • detailed description of the issue	Missing information may cause a delay in TRX response time.

Step 2 – Estimate Resolution

If the issue has not been resolved or an estimated timeframe for resolution has not been provided within the timeframes set forth below, contact the Client Integration Manager.

TRX Contact: Client Integration Manager US and Canada: Victoria Covey [*] or 214-346-[*] Europe: Simon Baker [*] or 44 1293 [*]

Step 3- Final Resolution AMEX’s Client Services Representative will monitor the resolution process and regularly update AMEX until the error is resolved.

Error Severity Levels	Error Response Time Frame
Level 3 Error – Minimal impact to Customers, meaning impact to [*] Customer or less than [*] of transactions Processed

Email acknowledgement of assignment to TRX personnel will be sent within [*].

TRX personnel will email status report and estimate of resolution timeframe to AMEX-designated contact every [*].

Upgrade to Level 2 may be made, at any time, in the sole direction of AMEX.

Level 2 Error – Impact to greater than [*] of transactions Processed and lasting more than [*]

Email acknowledgement of assignment to TRX personnel will be sent within [*].

TRX personnel will email status report and estimate of resolution timeframe to AMEX-designated contact every [*].

Upgrade to Level 1 may be made, at any time, in the sole direction of AMEX.

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Level 1 Error – Impact to greater than [*] of transactions Processed and lasting more than [*]

Email acknowledgement of assignment to TRX personnel will be sent within [*].

TRX personnel will email status report and estimate of resolution timeframe to AMEX-designated contact [*].

Management Representatives will be notified is the error is not identified and resolved within [*] of problem notification.

Normal Business Hours

Europe	United States and Canada

Monday through Friday [*]	Monday through Friday [*]

TRX Europe Observed Holidays	TRX U.S. Observed Holidays

New Year’s Day (Jan 1) Good Friday (Varies) Easter Monday (Varies) Early May Bank Holiday (Varies) Spring Bank Holiday (Varies) Summer Bank Holiday (Varies) Christmas Day (Dec 25) Boxing Day (Dec 26)	New Years Day (Jan 1) Memorial Day (end of May) Independence Day (July 4) Labor Day (early September) Thanksgiving Thursday and Friday (late November) Christmas Day (Dec 25)

Emergency is defined as any incident of more than [*] on a rush or ticketing queue for [*] minutes or more while the queues are not processing.

Emergency Support During Normal Business Hours

Emergency Procedure	Response Time
Step 1 Log the incident in CRM application. Be sure to include all the following information: Caller’s name GDS Return phone number Queue Agency Name Issue Description	Please note: Missing information may cause a delay in TRX response time.

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Step 2 – Call Service Bureau Call Service Bureau and, if necessary, leave a message designating the logged incident. All calls should be returned within [*] minutes.	800-999-[*] ext. [*] 214-346-[*] ext. [*]

Step 3 - Escalate If no response within [*] minutes, contact the Client Integration Manager.	TRX Contact: Client Integration Manager U.S. and Canada: Victoria Covey [*] or 214-346-[*] Europe: Simon Baker [*] or 44 1293 [*]

Step 4 – Final Resolution AMEX’s Client Services Representative will monitor the resolution process and update AMEX regularly until the error is resolved.

Emergency Support Outside Normal Business Hours

Procedure	Response Time

Step 1 – Call Operations

Call the after hours voice mail, leave a message. Operations staff will attempt to correct the issue.

If the issue cannot be corrected within [*], Operations staff will escalate the issue.

Call 800-999-[*] Or- 214-346-[*] Please note that the above number is monitored [*] with alerts.

Step 2 – Estimate Resolution Timeframe Operations manager will notify AMEX of an estimated timeframe for resolution. Changes to Routines will be addressed the [*].	TRX Contact: Operations Manager Name: Victoria Covey Email and Phone: [*] or 214-346-[*]

Step 3 – Final Resolution Operations Manager will monitor resolution and regularly update AMEX until the emergency is resolved.

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CORREX Overall Availability

TRX will maintain a [*] overall monthly uptime of the CORREX Services with the exception of:

1.	[*]

2.	[*]

Scheduled maintenance generally occurs [*] for a period of [*] hours. Maintenance is performed during off-peak hours (between [*]). The Service Bureau will provide notice of scheduled maintenance a minimum of [*] business days in advance.

[*]

For unscheduled CORREX downtime of greater than [*], TRX will reimburse AMEX by credit against the actual invoice for the number of unique PNRs not processed during the unscheduled downtime.

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CORREX Processing Times

TRX shall ensure that the CORREX Services process at least [*] of the AMEX unique PNRs the “rush” queue (as that term is generally understood in the industry) in [*] or less. In achieving this service level, TRX will not be responsible for any factors outside its control including, but not limited to: [*].

AMEX shall provide CORREX transaction forecasts to TRX for the upcoming calendar quarter no later than the [*] day of the [*] month of the previous calendar quarter. The CORREX transaction forecast is to contain a good faith estimate of the expected CORREX monthly transaction volume. In the event that AMEX fails to provide a CORREX transaction forecast, the parties agree that the most recent forecast provided by AMEX will be in effect for the purposes of this section.

In the event that the CORREX services do not meet the stated processing time of [*] for a minimum of [*] of the AMEX unique PNRs on the rush queue in a given calendar month, TRX will reimburse AMEX (by credit against the actual invoice) [*] of the CORREX transaction fees invoiced for that calendar month.

In the event that, exclusive of factors outside its control, TRX processes a minimum of [*] of the unique PNRs on the rush queue in a given month within [*] or less, AMEX shall pay to TRX an amount equal to [*] of the CORREX transaction fees invoiced for that calendar month. TRX will invoice AMEX for any such incentive payment due.

TRX shall be responsible for monitoring and reporting on CORREX transaction processing times using the CORREX reporting functionality and making such reports available to AMEX monthly.

TRX will consult with AMEX relating to processes or actions that may be used to improve PNR processing times.

CORREX First Pass Yield

TRX agrees to meet or exceed the First Pass Yield Percentage experienced by AMEX with its prior service provider for each Customer of AMEX Business Travel Interactive operations (which is housed in [*]) that uses CORREX Services, provided: (1) AMEX makes available to TRX verifiable documentation of the First Pass Yield Percentage of its prior service provider; and (2) AMEX provides TRX access to the same third-party data, GDS data, and any other relevant data as AMEX provided the prior service provider.

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*In this Exhibit, “Routines” means “AMEX-Specific Routines.”

III. TRANXACT SERVICES. The parties will mutually agree to a service level for the TRANXACT Services after such time that the parties have sufficient experience with the services to accurately set such levels, but in no event any longer than

[*].

[*]

Normal Business Hours

Tickets will be printed and packaged between the hours of [*] with the exception of U.S. observed holidays (listed below). Any ticket printed before [*] pm Eastern Time will packaged and shipped via UPS the same business day. TRX will not be responsible for any tickets lost or misdirected due to circumstances beyond the control of TRX (e.g. incorrect address or carrier error).

U.S. Observed Holidays include:

New Year’s Day

Memorial Day

July 4th

Labor Day

Thanksgiving Day and the Friday following

Christmas Day

IV. WORKFLOW MANAGER. The parties will mutually agree to a service level for the WorkFlow Manager Services after such time that the parties have sufficient experience with the services to accurately set such levels, but in no event any longer than [*].

[*]

ADMINISTRATION

TRX will administer the system on behalf of AMEX. System Administration includes system queue and category configuration as well as user information. Agent roles, daily reassignment changes as required to address fluctuating workloads as well as password resets for existing users are considered daily management tasks and are administered by AMEX.

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MINIMUM SYSTEM REQUIREMENTS

Supported Operating Systems: [*]

Minimum Processor Required: [*]

Operating System	Minimum RAM Required
Windows [*]	[*]
Windows [*]
Windows [*]
Windows [*]
Windows [*]
Windows [*]

Supported GDS: [*]

ADDITIONAL WORKFLOW MANAGER REQUIREMENTS:

AMEX, at its own expense, must provide TRX with a minimum of [*]. TRX is unable to provide the WorkFlow Manager Services via [*]. The processing time of Workflow Manager is directly affected by the number of TAs provided by AMEX. In order to process PNRs in [*] or less, AMEX should provide [*] on queue. Fewer TAs will slow the distribution of PNRs to agents. TRX will not be responsible for any ticketing deadlines missed due to circumstances outside its control, including but not limited to, the number of TAs utilized by AMEX for the WorkFlow Manager Services.

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EXHIBIT L

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

TESTING AND ACCEPTANCE PROCEDURES

I.	PAYMENT OR USE OF ALLOTTED SUPPORT AND DEVELOPMENT HOURS.

a.	Scope and Design Services

i.	Any TRX assistance in the development of specifications or design of Custom Modifications (as defined in Attachment A), Development Requests (as defined in Section III.b.i), Scope Changes (as defined in Attachment C) or Custom Work (as defined below) will be documented.

ii.	AMEX will be invoiced for development fees, or allotted CORREX support hours will be deducted (as applicable), as incurred.

iii.	Any amounts paid or hours deducted from the allotment for TRX hours worked in connection with development specifications or design are non-refundable, except as otherwise set forth in this Agreement.

b.	Agreement Upon Specifications

i.	TRX will not perform any development work for any Custom Modifications, Development Requests, Scope Changes or Custom Work without AMEX written approval of the applicable specifications.

ii.	In the event AMEX wishes to modify any specifications after written approval thereof by AMEX, AMEX must provide written notice to TRX to terminate development work on that particular work order.

iii.	AMEX will be invoiced for any TRX hours spent on development from the time of AMEX approval until receipt of AMEX notice to cease development.

c.	AMEX Rejection and TRX Re-Work

i.	AMEX may reject any Custom Modifications, Development Requests, Scope Changes or Custom Work which does not meet the mutually agreed upon specifications stated in the applicable work order.

ii.	AMEX will not be invoiced and/or no allotted hours will be deducted for any re-work performed by TRX to make the applicable Custom Modifications, Development Requests, Scope Changes or Custom Work conform to the agreed-upon specifications.

iii.	AMEX may not reject any Custom Modifications, Development Requests, Scope Changes or Custom Work for any reason other than non-conformity to agreed-upon specifications.

d.	Development of AMEX-Specific Routines

Development of AMEX-Specific Routines as defined in Attachment B, Section 1(a) is not included in the monthly allotment of hours as stated in Exhibit A. AMEX will be invoiced the hourly rate stated in Exhibit A for any such development effort.

II.	RESX SERVICES.

a.	Acceptance of Current RESX Services.

i.	The version of the RESX Services provided to AMEX as of the Effective Date, including any Custom Modifications performed under the Amendment 2 to the Original Agreement, shall be deemed to have been accepted by AMEX.

ii.	Only those Custom Modifications performed following the Effective Date, if any, shall be subject to the acceptance procedures below.

b.	RESX Custom Modifications.

i.	Certified AMEX representatives may request Custom Modifications via the RESX Support Site (“RSS”).

ii.	TRX shall provide to AMEX written documentation of the agreed-upon specifications, expected turnaround time and cost estimate in a work order.

iii.	AMEX shall signify approval of specifications and time table and agreement to pay by signing and returning such work order to TRX.

iv.	Upon receipt of the signed work order, TRX shall complete programming, perform internal testing, update the RSS request status and provide AMEX access to Custom Modifications for purposes of the acceptance test procedure as stated below.

c.	RESX Acceptance Testing.

i.	AMEX shall have [*] to evaluate and test the RESX Custom Modifications from the date first made available to AMEX to assure that such Custom Modifications conform to the specifications contained in the applicable RESX work order.

ii.	In the event that AMEX requires additional testing time, AMEX shall request a specific period of time in writing and TRX shall not withhold its consent unreasonably.

iii.	AMEX shall either accept or reject the Custom Modifications within [*] of receiving access to the Custom Modifications, unless AMEX has requested an extension and TRX has consented.

iv.	In the event the tested Custom Modifications pass the acceptance test criteria to meet the specifications of the work order, AMEX shall notify TRX in writing of AMEX’s acceptance thereof (“Acceptance Notice”).

v.	If AMEX fails to provide an Acceptance Notice, a written request for additional time to continue its testing, or a Rejection Notice (as defined below) to TRX within [*] after TRX has made the Custom Modifications available for acceptance testing, then AMEX is deemed to have accepted such Custom Modifications and TRX is deemed to have performed its obligations under the applicable work order, with respect to such Custom Modifications.

vi.	In the event any Custom Modifications fails to conform to the specifications as stated in the applicable work order, AMEX will advise TRX in writing and with reasonable specificity as to which aspects of the Custom Modifications failed to so conform (the “Rejection Notice”).

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vii.	TRX shall then use all reasonable efforts to remedy such failure and make the Custom Modifications available to AMEX within [*] days of receipt of the Rejection Notice. AMEX will thereafter have [*] days to again perform the necessary acceptance test in adherence with the procedure previously set forth in this section, solely to determine whether the specific non-conformity has been corrected.

viii.	If any re-tested Custom Modification is not accepted in accordance with this section, then AMEX shall at its option: (A) terminate the applicable work order, reject the Custom Modification and receive a credit for any fees paid to TRX pursuant to such work order; or (B) give TRX the opportunity to again attempt to remedy the defect and make the rejected Custom Modification available for additional acceptance testing as set forth above, as though the redelivered portion was received by AMEX for the first time; provided, however, that in no event shall any such acceptance test for such Custom Modification exceed [*] days; or (C) accept the Custom Modification.

ix.	In any event, unless and until the tested RESX Custom Modifications are deemed accepted, AMEX shall obtain no license or other rights in or to any portion of the RESX Custom Modifications and will make no production use of same.

x.	Notwithstanding anything to the contrary herein, in no event shall the total period of acceptance for any Custom Modification exceed [*] days.

III.	CORREX SERVICES.

a.	Acceptance of Current CORREX Services. The version of the CORREX Services provided to AMEX as of the Effective Date, including any Development Requests (as defined below) performed under the Original Agreement and/or any of its Amendments, shall be deemed to be accepted by AMEX. Only those AMEX-Specific Routines (as defined in Section 1 of Attachment B) provided following the Effective Date shall be subject to the acceptance procedures below.

b.	CORREX Routines.

i.	AMEX Operational Representative may request a new Routine or AMEX-Specific Routine, or modification or deletion of a current Routine or AMEX-Specific Routine (a “Development Request”) using the CRM application.

ii.	Following receipt of the Development Request, the assigned TRX Client Integration Manager (“CIM”) shall assist the AMEX Operational Representative to create and document requirements of the Routine or AMEX-Specific Routine, and shall provide a cost estimate and estimated turnaround time in a work order.

iii.	TRX shall provide the work order to AMEX for approval.

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iv.	AMEX shall signify approval of specifications and time table and agreement to pay by signing and returning such work order to TRX.

v.	Upon receipt of the signed work order, TRX shall complete programming, perform internal testing, update the CRM request and provide AMEX access to the Development Request for acceptance testing as stated below.

c.	Development Request Acceptance Testing.

i.	AMEX shall have [*] to evaluate and test each Development Request for the date first made available to AMEX to assure that the Development Request conforms to the specifications contained in the CORREX work order.

ii.	In the event that AMEX requires additional testing time, AMEX shall request a specific period of time in writing and TRX shall not withhold its consent unreasonably.

iii.	AMEX shall either accept or reject the Development Request.

iv.	In the event the tested Development Request meets the specifications as stated in the applicable work order, AMEX shall send TRX an Acceptance Notice.

v.	If AMEX fails to provide an Acceptance Notice, a written request for additional time to continue its testing, or a Rejection Notice to TRX within [*] after TRX has made the Development Request available for acceptance testing, then AMEX is deemed to have accepted such Development Request and TRX is deemed to have performed its obligations under the applicable work order, with respect to that Development Request.

vi.	TRX shall not place any AMEX-Specific Routine into production until AMEX provides an Acceptance Notice.

vii.	In the event any Development Request fails to conform to the specifications as stated in the applicable work order, AMEX will send TRX a Rejection Notice.

viii.	TRX shall then use all reasonable efforts to remedy such failure and make that Development Request available to AMEX within [*] days of receipt of the Rejection Notice. AMEX will thereafter have [*] business days to again perform the necessary acceptance test in adherence with the procedure previously set forth in this section, solely to determine whether the specific non-conformity has been corrected.

ix.	If any re-tested Development Request is not accepted in accordance with this section, then AMEX shall at its option: (A) terminate the applicable work order, reject the Development Request, in which case the Development Request will not be placed into production, and receive a credit for any fees paid to TRX pursuant to such work order; or (B) give TRX the opportunity to again attempt to remedy the defect and make the rejected Development Request available for additional acceptance testing as set forth above, as though the redelivered portion was received by

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AMEX for the first time; provide, however, that in no event shall any such acceptance test for such Development Request exceed [*] days; or (C) accept the Development Request.

x.	In any event, unless and until the tested AMEX-Specific Routine is accepted, (A) AMEX shall obtain no license or other rights in or to any portion of the AMEX-Specific Routine and will make no production use of same, and (B) AMEX will not be required to use any of its annual allotment of support and development hours for such related development work nor pay any fees associated therewith.

xi.	Notwithstanding anything to the contrary herein, in no event shall the total period of acceptance for any Development Request exceed [*] days.

d.	Acceptance of First Pass Yield for AMEX Interactive Business Unit PNRs.

i.	TRX agrees to meet or exceed the First Pass Yield Percentage experienced by AMEX with its prior service provider for AMEX Business Travel Interactive operations (which is housed in [*]), provided: (A) AMEX makes available to TRX verifiable documentation of the First Pass Yield Percentage of its prior service provider; and (B) AMEX provides TRX access to the same third-party data, GDS data, and any other relevant data as AMEX provided the prior service provider. For purposes of subsection (iii) below, implementation of AMEX Business Travel Interactive operations Routines will not begin until such time as the requirements of this subsection (i) are met (the “Implementation Start Date”). The parties acknowledge that the intent of this section is to provide AMEX with a fair and accurate comparison of the ability of the CORREX services to meet or exceed the current First Pass Yield Percentage experienced by AMEX and that in order to create such a comparison, TRX must be provided substantially the same information, access and assistance as the prior AMEX service provider.

ii.	If, at any time following the Implementation Start Date, AMEX requests a modification to any process that TRX believes will negatively impact the First Pass Yield Percentage, TRX will notify AMEX thereof and the parties will discuss such request and the possible effect of such request on the First Pass Yield Percentage requirement prior to any implementation of such modification.

iii.	If TRX is unable to meet or exceed the First Pass Yield Percentage described in Section III(d)(i) above for any AMEX Business Travel Interactive Customer within [*] of the Implementation Start Date for such AMEX Business Travel Interactive account, then AMEX can upon [*] written notice terminate the contractual requirement of processing PNR’s for that customer or account. In the event of such termination, there will be no changes to the CORREX Services pricing set forth in Exhibit A (Pricing).

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IV.	TRANXACT SERVICES.

a.	Acceptance of TRANXACT Services. The parties acknowledge that the TRANXACT Services have been provided to AMEX prior to the Effective Date. Any subsequent Scope Changes provided following the Effective Date shall be subject to the acceptance procedures below.

b.	TRANXACT Scope Change Acceptance Testing.

i.	In the event that AMEX requests a Scope Change (as defined in Section 5 of Attachment C), TRX shall provide a work order to AMEX containing a good faith estimate of the effort required and the additional cost to AMEX as well as the timeframe in which the Scope Change may be completed after AMEX acceptance of the estimate. AMEX shall review such work order and either accept or reject same within [*] business days.

ii.	AMEX shall signify approval of specifications and time table and agreement to pay by signing and returning such work order to TRX.

iii.	Upon receipt of the signed work order, TRX shall complete the necessary modifications, perform internal testing, and provide AMEX access to the Scope Change for purposes of the acceptance test procedure as stated below.

iv.	AMEX shall have [*] days from the date on which TRX makes the Scope Change available to AMEX to test whether the Scope Change conforms to specifications stated in the work order. In the event that AMEX requires additional testing time, AMEX shall request a specific period of time in writing and TRX shall not withhold its consent unreasonably.

v.	In the event the Scope Change passes the acceptance test, AMEX shall send TRX an Acceptance Notice.

vi.	If AMEX fails to provide an Acceptance Notice, a written request for additional time to complete testing or a Rejection Notice to TRX within [*] days from the date on which the Scope Change is made available to AMEX for testing, AMEX is deemed to have accepted such Scope Change and TRX is deemed to have performed its obligations under the applicable work order, with respect to such Scope Change.

vii.	TRX will not place any Scope Change into production until it has been accepted by AMEX.

viii.	In the event the Scope Change fails the acceptance test, AMEX will send TRX a Rejection Notice.

ix.	TRX shall have [*] in which to resolve any such nonconformity.

x.	If any re-tested Scope Change is not accepted in accordance with this section, then AMEX shall at its option: (A) terminate the applicable work order, reject the Scope Change, and receive a credit for any fees paid to TRX pursuant to such work order; or (B) give TRX the opportunity to again attempt to remedy the defect and make the rejected Scope Change

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available for additional acceptance testing as set forth above, as though the redelivered portion was received by AMEX for the first time; or (C) accept the Scope Change and receive a credit for any fees paid to TRX pursuant to such work order.

xi.	Notwithstanding anything to the contrary herein, in no event shall the total period of acceptance for any Scope Change exceed [*] days.

V.	WORKFLOW MANAGER.

a.	Acceptance of WorkFlow Manager. The parties acknowledge that the WorkFlow Manager services have not been provided to AMEX prior to the Effective Date. As such, the WorkFlow Manager Services and any subsequent Custom Work (as defined below) provided following the Effective Date shall be subject to the applicable acceptance procedures below. For purposes of this section, “Custom Work” shall mean any modifications to the WorkFlow Manager services requested by AMEX.

b.	WorkFlow Manager

The parties agree to work in good faith to complete acceptance testing set forth in Section V(b)(i) above within [*] days of the Effective Date.

c.	WorkFlow Manager Custom Work

i.	AMEX may request WorkFlow Manager Custom Work, if any, via the RESX Support Site.

ii.	In the event TRX agrees to perform the requested WorkFlow Manager Custom Work, TRX shall provide a work order with the agreed specifications, an estimated date of completion and a cost estimate to AMEX.

iii.	AMEX shall signify approval of the specifications and time table and its agreement to pay for the Custom Work by signing and returning the work order to TRX.

iv.	Upon receipt of the signed work order, TRX shall complete programming, perform internal testing, update the RSS request and provide AMEX access to Custom Work for acceptance testing in accordance with the RESX acceptance testing procedures stated in Section I above.

v.	If any Custom Work is not accepted by AMEX in accordance with this section, then AMEX shall at its option: (A) terminate the applicable work order, reject the Custom Work and receive a credit for any fees paid to TRX pursuant to such work order; or (B) give TRX the opportunity to again attempt to remedy the defect and make the rejected Custom Work available for additional acceptance testing as set forth above, as though the redelivered portion was received by AMEX for the first time; or (C) accept the Custom Work and receive a credit for any fees paid to TRX pursuant to such work order.

vi.	Notwithstanding anything to the contrary herein, in no event shall the total period of acceptance for any Custom Work exceed [*] days.

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EXHIBIT M

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

TRX PROVIDERS

Name and Address of TRX Provider	Description of Services Provided
[*]	RESX Web Services

CORREX Routine Development

Data Center for TRX Servers

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EXHIBIT N

TO THE AMENDED AND RESTATED SERVICES AGREEMENT

MINIMUM STANDARDS FOR SAFEGUARDING CUSTOMER INFORMATION

American Express has established the following minimum standards as part of the Information Security Program to ensure employee, contractor, and consultants, contractors, and consultants safeguard the privacy, confidentiality, and security of customer data and minimize the risk of unauthorized access, use, or disclosure.

General Rule

It is the responsibility of every employee, contractor, and consultant to maintain customer privacy and protect data by safeguarding confidential information. Information to be safeguarded may be in any form, including paper, electronic, and verbal. American Express employee, contractor, and consultants will:

•	Access customer information only as necessary to perform their specific job duties.

•	Not disclose confidential information to any unauthorized person or entity.

•	Not share customer information with other employee, contractor, and consultants, contractors, and consultants, unless necessary to perform specific job duties.

Minimum Standards for Safeguarding Customer Information

Paper Media

Employee, contractor, and consultants must make reasonable efforts to minimize access to customer information in paper files and documents being used at employee, contractor, and consultants’ desks, fax machines, photocopy machines, or in common areas. Minimum standards for employees, contractors, and consultants to follow to protect paper files and documents include the following:

•	[*]

•	[*]

•	[*]

•	[*]

Electronic Media

Employees, contractors, and consultants must make reasonable efforts to prevent unauthorized access of customer information displayed on computer screens and stored on electronic media

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(e.g., diskettes, CDs, tapes, etc.). This includes measures to shield observable customer information from unauthorized use on computer monitors, and safeguarding and limiting access to detachable electronic media that contain customer information. Minimum standards for employees, contractors, and consultants to follow to protect electronic media containing customer information include the following:

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

Administrative, technical, and physical safeguards for information systems and computer applications are included in the Information Security Program. This comprehensive program safeguards the security and confidentiality of customer records and information on mainframe, distributed, and other computerized systems, and protects against unauthorized access to or use of such systems. Employees, contractors, and consultants should immediately alert the Security Officer or Compliance Officer of any known or suspected hacks or breaches of the American Express’s information systems.

Verbal

Employees, contractors, and consultants must make reasonable efforts to protect the privacy of customer information in verbal exchanges or discussions with others. Employees, contractors, and consultants must be aware of the potential for verbal disclosure of confidential information wherever a discussion occurs, including cubicles, employee, contractor, and consultant common areas, or by telephone. Customer information should only be shared with other employee, contractor, and consultant when there is a legitimate business need to share the information. Employees, contractors, and consultants should never discuss or disclose information about customers to family members, friends, or others outside the American Express who do not otherwise have a business relationship with the American Express and who do not have a legitimate business need to know the information.

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